                                                                   Exhibit 10.14

"Pages where confidential treatment has been requested are marked 'Confidential Treatment Requested.' The redacted material has been separately filed with the Commission, and the appropriate section has been marked at the appropriate place and in the margin with a star (*)."

                     NATURAL GAS LIQUIDS PURCHASE AGREEMENT

     THIS NATURAL GAS LIQUIDS PURCHASE AGREEMENT (this "Agreement") is made and entered into effective the 1st day of February, 2002, by and between DYNEGY LIQUIDS MARKETING AND TRADE, a Delaware partnership with offices at 1000 Louisiana, Suite 5800, Houston, TX 77002 (hereinafter referred to as "Dynegy"), and TEXACO EXPLORATION AND PRODUCTION INC. ("TEPI"), a Delaware corporation with offices at 1301 McKinney Street, Houston, TX 77010 and TEXACO NATURAL GAS INC. ("TNGI"), a Delaware corporation with offices at 1301 McKinney Street, Houston, TX 77010, but only to the extent TNGI continues to control the NGLs (as such term is defined hereinafter) owned by Four Star Oil and Gas Company ("Four Star") (TEPI and TNGI are sometimes hereinafter collectively referred to as "Texaco").

                                  WITNESSETH:

     WHEREAS, Texaco has quantities of NGLs available for sale from certain gas processing plants and fractionation plants that it desires to sell to Dynegy, and Dynegy desires to purchase such NGLs from Texaco.

     NOW, THEREFORE, in consideration of the premises and for the mutual benefit of the Parties as well as for other good and valuable consideration, Dynegy and Texaco agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 As used in this Agreement, the following terms shall have the following meanings:

         ACCOUNTING PERIOD shall mean a period of one (1) month commencing at 12:01 a.m. local time on the first day of a calendar month and ending at 12:01 a.m. local time on the first day of the next succeeding month.

         AFFILIATE shall mean any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise. Any Person shall be deemed to be an Affiliate of any specified Person if such Person owns 50% or more of the voting securities of the specified Person, if the specified Person owns 50% or more of the voting securities of such Person, or if 50% or more of the voting securities of the specified Person and such Person are under common control.

         ALTERNATE INDEX shall have the meaning specified in Section 5.3 of this Agreement.

         BANKRUPTCY EVENT shall mean the occurrence of one or more of the following events with respect to a Party: (A) the entry of a decree or order for relief against a Party by a court of competent jurisdiction in any involuntary case brought against a Party under any bankruptcy insolvency or other similar law (collectively, "Debtor Relief Laws") generally affecting the rights of creditors and relief of debtors now or hereafter in effect, (B) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or other similar agent under applicable Debtor Relief Laws for a Party or for any substantial part of its assets or property, (C) the ordering of the winding up or liquidation of a Party's affairs, (D) the filing of a petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of 180 days or which is not dismissed or suspended pursuant to Section 305 of the Federal Bankruptcy Code (or any corresponding provision of any future United States bankruptcy law),
         (E) the commencement by a Party of a voluntary case under any applicable Debtor Relief Law now or hereafter in effect, (F) the consent by a Party to the entry of an order for relief in an involuntary case under any such law or to the appointment of or the taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar agent under any applicable Debtor Relief Laws for a Party or for any substantial part of its assets or property, or (G) the making by a Party of any general assignment for the benefit of its creditors.

         BARREL shall mean forty-two (42) U.S. Gallons.

         BASE RATE shall mean the lesser of (i) two percent (2%) above the per annum rate of interest announced from time to time as the "prime rate" for commercial loans by Bank One, Chicago, as such "prime rate" may change from time to time, or (ii) the maximum applicable non-usurious rate of interest.

         BUSINESS DAY shall mean a day on which Federal Reserve member banks in New York City are open for business.

         COMPONENT(S) shall mean the individual hydrocarbon constituents of Raw NGL Mix, including, but not limited to, Propane, Normal Butane, Isobutane, Natural Gasoline and Ethane.

         DAY OR DAILY (and day or daily) shall mean a twenty-four (24) hour period commencing 12:01 a.m. local time and extending until 12:01 a.m. local time on the following day.

         DELIVERY POINT(S) shall have the meaning specified in Section 6.2 of this Agreement.

         DISPUTE NOTICE shall have the meaning specified in Section 13.2 of this Agreement.

         EFFECTIVE DATE shall mean February 1, 2002.

         EPO DELIVERY POINTS shall have the meaning specified in Section 4.2.1 of this Agreement.


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         ETHANE shall mean a liquid hydrocarbon stream which meets the ethane specifications set forth in Exhibit "A", or the ethane specifications of the fractionator where such Fractionated NGL is produced, if fractionated at a stand-alone fractionator.

         FRACTIONATED NGLS shall mean liquid hydrocarbons fractionated from Raw NGL Mix, including, but not limited to, Propane, Normal Butane, Isobutane, Natural Gasoline and Ethane.

         GALLON shall mean the unit of volume used for the purpose of measurement of liquid. One (1) U.S. liquid Gallon contains two hundred thirty-one (231) cubic inches when the liquid is at a temperature of sixty degrees Fahrenheit (60 DEG. F) and at the vapor pressure of the liquid being measured.

         ISOBUTANE shall mean a liquid hydrocarbon stream which meets the isobutane specifications set forth in Exhibit "A", or the isobutane specifications of the fractionator where such Fractionated NGL is produced, if fractionated at a stand-alone fractionator.

         MONTH OR MONTHLY (and month or monthly) shall mean a period commencing at 12:01 a.m. local time on the first day of a calendar month and extending until 12:01 a.m. local time on the first day of the next succeeding calendar month.

         MIXED BUTANE shall mean a liquid hydrocarbon stream which meets the specifications of the pipeline utilized to transport same or, if trucks are utilized to transport such Mixed Butanes, the mixed butane specifications set forth in Exhibit "A".

         NATURAL GASOLINE shall mean a liquid hydrocarbon stream which meets the natural gasoline specifications set forth in Exhibit "A", or the natural gasoline specifications of the fractionator where such Fractionated NGL is produced, if fractionated at a stand-alone fractionator.

         NETBACK PRICE shall mean the price obtained by Dynegy in an arm's length sale of NGLs to a third Person who is not an Affiliate of Dynegy, or in a sale under an existing TEPI or TNGI contract administered by Dynegy as TEPI's or TNGI's agent, less Transportation Costs and/or T&F Costs that are reasonably incurred in connection therewith.

         DYNEGY DEFICIENCY QUANTITY shall have the meaning specified in Section
         14.1 of this Agreement.

         NEW TAXES shall mean any Taxes enacted and effective after the Effective Date, including that portion of any Taxes or New Taxes that constitutes an increase either in rate or breadth of coverage.

         NGL shall mean Raw NGL Mix, if delivered to Dynegy from a gas processing plant, or Fractionated NGLs, if delivered to Dynegy from a fractionator.

         NORMAL BUTANE shall mean a liquid hydrocarbon stream which meets the normal butane specifications set forth in Exhibit "A", or the normal butane specifications of the fractionator where such Fractionated NGL is produced, if fractionated at a stand-alone fractionator.

         OFFSPEC NGLS shall have the meaning specified in Section 7.1 of this Agreement.

         PARTY shall mean individually either Texaco or Dynegy (including their respective successors and permitted assigns), collectively, the "PARTIES."

         PERSON shall mean any individual, corporation, partnership, limited liability company, association, joint venture, trust, or other organization of any nature or kind.

         PROPANE shall mean a liquid hydrocarbon stream which meets the propane specifications set forth in Exhibit "A", or the propane specifications of the fractionator where such Fractionated NGL is produced, if fractionated at a stand-alone fractionator.

         RAW NGL MIX shall mean the mixed liquid hydrocarbon stream produced at a gas processing plant and delivered to Dynegy at the Delivery Point at the tailgate of said plant meeting the specifications of the pipeline utilized to transport same or, if trucks are utilized to transport such Raw NGL Mix, such Raw NGL Mix shall meet the demethanized raw product specifications set forth in Exhibit "A".

         TAXES shall mean any and all ad valorem, property, occupation, severance, production, extraction, first use, conservation, Btu or energy, gathering, transport, pipeline, utility, gross receipts, gas or oil revenue, gas or oil import, privilege, sales, use, consumption, excise, lease, transaction, environmental, and other taxes, governmental charges, duties, licenses, fees, permits, and assessments.

         T&F COSTS shall mean all Transportation Costs and the costs and expenses incurred in connection with the receipt and fractionation of NGLs received by Dynegy from Texaco or that would have been incurred if fractionated, including any loss allowance imposed at the applicable fractionator. Fractionation of Texaco's NGLs at any facility other than the EPO Fractionator (as defined in Section 4.2) shall be subject to separate negotiations, the final decision of which shall be agreed upon by Texaco. T&F costs shall include any shrinkage and loss allowance, if any, charged by the pipeline and/or fractionator utilized to transport and fractionate, as applicable, Texaco's Raw NGL Mix and/or Fractionated NGLs.

         TRANSPORTATION COSTS shall mean all costs and expenses reasonably incurred in connection with the transportation of NGL(s) hereunder, including, without limitation, pipeline, rail car, barges, and truck costs, NGL losses that occur during transportation for reasons other than the negligence or willful misconduct of Dynegy and all costs and expenses reasonably incurred in loading, unloading, transporting, terminaling, storing (if required), and handling such NGLs. With respect to barges, trucks and any other modes of transportation owned by Dynegy or its Affiliates, the applicable Transportation Costs shall not exceed the fair market value of the use of such modes of transportation in transporting NGLs hereunder. In those situations when it is necessary to transport NGLs by truck or rail cars to a pipeline receipt point, such costs shall be included as part of the Transportation Costs. It is understood and agreed that Transportation Costs shall not include any portion of Dynegy's general and administrative costs and expenses.

         YEAR (and year) shall mean a period of twelve (12) consecutive months commencing from the Effective Date.

     1.2 Other Definitions. Other terms may be defined elsewhere in the text of this Agreement and shall have the meanings indicated throughout this Agreement.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     2.1 Texaco hereby represents and warrants to Dynegy that on and as of the date hereof:

         (a) It has all requisite corporate power and authority to carry on the business in which it is engaged and to perform its respective obligations under this Agreement;

         (b) The execution and delivery of this Agreement have been duly authorized and approved by all requisite corporate action;

         (c) It has all the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder;

         (d) The execution and delivery of this Agreement does not, and consummation of the transactions contemplated herein will not, violate any of the material provisions of its organizational documents, any material agreement pursuant to which Texaco or its properties are bound or, to its knowledge, any material laws applicable to Texaco; and

         (e) This Agreement is valid, binding, and enforceable against it in accordance with its terms, subject to bankruptcy, moratorium, insolvency, and other laws generally affecting creditor's rights and general principles of equity (whether applied in a proceeding in a court of law or equity).

     2.2 Dynegy hereby represents and warrants to Texaco that on and as of the date hereof:

         (a) It has all requisite power and authority to carry on the business in which it is engaged and to perform its respective obligations under this Agreement;

         (b) The execution and delivery of this Agreement have been duly authorized and approved by all requisite partnership action;

         (c) It has all the requisite power and authority to enter into this Agreement and perform its obligations hereunder;

         (d) The execution and delivery of this Agreement does not, and consummation of the transactions contemplated herein will not, violate any of the material provisions of its organizational documents, any material agreement pursuant to which Dynegy or its properties are bound or, to its knowledge, any material laws applicable to Dynegy; and

         (e) This Agreement is valid, binding, and enforceable against it in accordance with its terms, subject to bankruptcy, moratorium, insolvency, and other laws generally affecting creditor's rights and general principles of equity (whether applied in a proceeding in a court of law or equity).

                                   ARTICLE III
                                      TERM

     3.1 Unless otherwise provided herein, this Agreement shall remain in full force and effect from February 1, 2002 through August 31, 2006 (the "Primary Term"), and shall continue in effect from year to year thereafter unless terminated by either Party hereto at the end of the Primary Term or any yearly anniversary thereafter by giving the other Party at least ninety (90) days, but not more than one hundred twenty (120) days, advance written notice of its intention to so terminate.

     3.2 Notwithstanding Section 3.1 above, this Agreement may be terminated as follows:

         (a) By the non-defaulting Party, upon thirty (30) days written notice to the other Party, after it has been determined through the dispute resolution procedures of Article XIII that a Material Default has occurred in the performance of a Party's obligations hereunder (it being understood that, for purposes of the foregoing, "Material Default" shall mean that the arbitrators have determined that (i) in consequence of such default, the objectives of this Agreement are not being met and (ii) the defaulting Party failed to take the steps necessary to accomplish such objectives);

         (b) In the event either Party is dissolved (unless the successor to such dissolved Party or its assets is an Affiliate of Texaco or Dynegy, Inc.);

         (c)      If a Bankruptcy Event occurs with respect to either Party; or

         (d)      By Texaco as provided in Section 11.2 of this Agreement.

     3.3 Upon the termination of this Agreement, any monies due and owing either Party shall be paid to the other Party pursuant to the terms hereof and any refunds due either Party shall be made at the earliest possible time, and in any event no later than sixty (60) days after the expiration or termination of this Agreement. All audit rights shall survive for the period prescribed by Section 11.6.

     3.4 Termination of this Agreement hereunder shall be cumulative of any other rights or remedies that the terminating Party may have in connection with such termination, including, but not limited to, damages and injunctive relief.

                                   ARTICLE IV
                                    QUANTITY

     4.1 During the term of this Agreement, unless Dynegy is excused from purchasing NGLs, or Texaco is excused from selling NGLs pursuant to the terms and provisions hereof or in Exhibits "B", "C" or "D", Texaco agrees to sell to Dynegy, and Dynegy agrees to purchase from Texaco, all of Texaco's right, title and interest in the NGLs produced at the processing or fractionation plants (the "Plants") listed in Exhibits "B", "C" and "D" which are attached hereto and made a part hereof, not otherwise committed to Dynegy or any of its Affiliates ("Texaco's NGLs"), provided, however, this Agreement shall not be deemed a dedication of leases or properties behind such Plants and nothing contained herein shall prevent or preclude Texaco from selling or otherwise disposing of any interest it has in (a) the leases or properties behind such plants or (b) the plants themselves. Notwithstanding the foregoing, any transfers of leases and/or interest from Texaco to Chevron U.S.A. Inc. or any of its Affiliates shall remain subject to this Agreement. It is understood and agreed that TNGI and TEPI shall not be required to sell to Dynegy pursuant to this Agreement any NGLs that are committed to an agreement in effect prior to the Effective Date hereof between TNGI or TEPI and any third party (a "Pre-existing Agreement"), it being further understood and agreed that Dynegy will administer any such Pre-existing Agreements on behalf of TNGI or TEPI and will be entitled to receive from TNGI a mutually agreeable administration fee for administering each such agreement until such agreement is either (a) terminated, or (b) assigned to Dynegy (with Dynegy's consent), at which point the NGLs previously committed to such Pre-existing Agreement shall be sold to Dynegy under this Agreement.

     4.2 The provisions of this Section 4.2 are applicable only to Raw NGL Mix produced at one or more of the Plants and delivered for fractionation to the fractionator operated by Enterprise Products Operating Company ("EPO") situated in Mont Belvieu, Texas (the "EPO Fractionator").

     4.2.1 Texaco and Dynegy acknowledge that (i) the Raw NGL Mix produced at one or more of the Plants may be dedicated and/or delivered to the EPO Fractionator, (ii) with respect to such Raw NGL Mix fractionated at the EPO Fractionator, Texaco will retain title to such Raw NGL Mix, cause such Raw NGL Mix to be fractionated at the EPO Fractionator and cause the resulting Fractionated NGLs to be delivered to Dynegy, at Dynegy's election, at the tailgate of the EPO Fractionator, at the outlet of the storage facility utilized in connection with the operation of the EPO Fractionator, or at any delivery point where Texaco has the right to receive Fractionated NGLs from the EPO Fractionator (the "EPO Delivery Points"), and (iii) for product distribution purposes, Texaco will designate Dynegy to act as Texaco's agent under the agreement governing the fractionation of Texaco's Raw NGL Mix at the EPO Fractionator

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pursuant to a mutually agreeable agency agreement. Such agency agreement will grant to Dynegy the broadest authority that Texaco can grant related to the distribution of Fractionated NGLs. As agent, Dynegy will be required to use the same care in acting on Texaco's behalf that Dynegy would use in conducting its own commercial activities. Until such time as (y) the agency agreement referenced in (iii) above is entered into and (z) the operator of the EPO Fractionator acknowledges Dynegy's rights under such agency agreement, Texaco will continue to perform scheduling and logistic functions associated with the Raw NGL Mix fractionated at the EPO Fractionator and will sell to Dynegy the Fractionated NGLs produced from Texaco's Raw NGL Mix at the EPO Delivery Points. During this time period, Texaco will provide full time day-to-day distribution assistance to Dynegy sufficient to insure Dynegy's ability to effectively market the Fractionated NGLs and maximize the distribution options in a manner consistent with industry trading practices in Mont Belvieu, Texas.

     4.2.2 Until such time as the agency agreement referenced in Section 4.2.3 below is fully effective, in order to determine the volumes of NGLs sold to Dynegy each month, on or prior to the 25th day of the month during the month NGLs are to be delivered to Dynegy hereunder (the "Month of Nomination"), Texaco shall nominate in writing or by e-mail to Dynegy the total volumes of each Fractionated NGL Texaco expects to deliver to Dynegy at the EPO Delivery Points during such month (the "Nominated Volumes"). If the 25th day of the month falls on a day that is not a Business Day, such nominations shall be made on the immediately preceding Business Day prior to such non-Business Day. If the actual volumes of Fractionated NGLs delivered to Dynegy during a particular Month of Nomination are more or less than the Nominated Volumes applicable for such Month of Nomination, the volumes in excess of, or less than, the Nominated Volumes will be sold to or purchased from Dynegy in a balancing transaction, based on the applicable price during the month immediately following the Month of Nomination.

     4.2.3 If, upon the sale of Texaco's interest in the EPO Fractionator, Texaco is able to make Dynegy its agent under the new agreement governing the fractionation of Texaco's Raw NGL Mix and the delivery of the Fractionated NGLs resulting therefrom, Dynegy and Texaco will enter into a mutually acceptable agency agreement pursuant to which Dynegy will be responsible for coordinating all movements of Raw NGL Mix from the field plant locations through the appropriate pipelines and gathering systems and scheduling the Raw NGL Mix to the EPO Fractionator. Dynegy will also be responsible for arranging with the operator of the EPO Fractionator for Dynegy to take title to, and custody of, the Fractionated NGLs downstream of the fractionator, at which point Dynegy will purchase the Finished Product from Texaco as provided above. As agent, Dynegy will be required to use the same care in acting on Texaco's behalf that Dynegy would use in conducting its own commercial activities. Dynegy will not receive any additional payment for these agency services beyond those fees set forth in this Agreement.

     4.2.4 Notwithstanding anything in this Agreement to the contrary, it is understood and agreed that the quantity of NGLs fractionated in the EPO Fractionator and purchased each month by Dynegy from Texaco pursuant to this Agreement will be the Fractionated NGLs available for sale at the tailgate of the EPO Fractionator. It is further understood and agreed that Dynegy shall not be responsible for any prior month adjustments to Texaco's allocated volumes of Raw NGL

                      'Confidential Treatment Requested'

Mix and/or Fractionated NGLs due to plant reallocations, true-ups or for any other reasons outside of Dynegy's control. Each Party shall notify the other Party immediately of any such adjustments and the Parties will take appropriate actions to verify the accuracy thereof and contest any adjustments that do not appear to be justified.

     4.3 Texaco and Dynegy acknowledge that the marketing of Texaco's Raw NGL Mix and Fractionated NGLs by Dynegy is mutually beneficial to both parties. Accordingly, Texaco and Dynegy agree that, if in the future Texaco has uncommitted Raw NGL Mix and/or Fractionated NGLs not otherwise subject to this Agreement available for sale, Texaco and Dynegy will endeavor in good faith determine the appropriate exhibit and/or pricing basis for such uncommitted Raw NGL Mix and/or Fractionated NGLs and, if an agreement is reached, shall amend this Agreement accordingly.

     4.4 The Parties shall use every reasonable effort to deliver and receive, as applicable, NGLs on a ratable daily basis.

                                    ARTICLE V
                                      PRICE

     5.1 Except as otherwise provided herein, Dynegy shall pay TEPI for the NGLs purchased from TEPI hereunder as follows:

         (a) For the volumes of NGLs produced at the Plants listed in Exhibit "B", and delivered to Dynegy at the applicable Delivery Point at (i) the tailgate of such Plants for subsequent transportation by pipeline or for exchange to Mont Belvieu, Texas, or (ii) at the EPO Delivery Points, a price
* equal to the [REDACTED] as quoted by the Oil Price Information Service ("OPIS") for Mont Belvieu, Texas (Non-TET) for the month in which NGLs are delivered to Dynegy, less (1) applicable T&F Costs and distribution fees charged by the fractionator and/or storage operator ("Distribution Fees"), unless Fractionated NGLs are delivered to Dynegy at the EPO Delivery Points, in which case the T&F Costs and Distribution Fees will be paid
* directly by TEPI, and (2) an administration fee of [REDACTED] per gallon. Notwithstanding the foregoing, (y) Ethane shall
*                 be priced based on the [REDACTED] as quoted by OPIS
                  (Non-TET) at Mont Belvieu, Texas, when the Raw NGL Mix produced at the Plants is fractionated at the EPO Fractionator, but otherwise shall be priced based on
* [REDACTED] as quoted by OPIS (Non-TET) at Mont Belvieu, if, for any reason, the Raw NGL Mix is fractionated at Cedar Bayou Fractionators in Mont Belvieu, Texas, and (z) Propane
* shall be priced based on [REDACTED] as quoted by OPIS at Mont Belvieu (TET), unless such Propane can not be delivered into TET for any reason outside of Dynegy's control, in which event, such Propane shall be priced based on the
* [REDACTED] as quoted by OPIS at Mont Belvieu, Texas (Non-TET). Dynegy agrees to notify TEPI as soon as reasonably

                        'Confidential Treatment Requested'

                  possible whenever Propane can not be delivered into TET for any reason outside of Dynegy's control.

         (b) For the volumes of NGLs produced and delivered to Dynegy at the tailgate of the Maysville or Patrick Draw Plants, and immediately resold into a local market, the price shall be
* [REDACTED] of the Netback Price. Dynegy shall not make local sales from any of the Plants listed in Exhibit "B" other than the Maysville and Patrick Draw Plants, or substantially increase the percentage of available NGLs sold into local markets from the Maysville or Patrick Draw Plants, unless Dynegy in good faith expects such sales to produce a better economic result for TEPI, after all associated costs and fees paid to Dynegy, than the Mont Belvieu alternative and TEPI has given its written consent to such additional local market sales as hereinafter provided. If Dynegy becomes aware of an opportunity to make local sales of NGLs from the Plants listed on Exhibit "B" other than the Maysville and Patrick Draw Plants, or to increase local sales from the Maysville or Patrick Draw Plants, at a price expected to produce more net revenue for TEPI than the price referenced in Section 5.1(a), Dynegy shall advise TEPI of such opportunity and TEPI shall determine whether its other contractual commitments and other considerations permit it to take advantage of the local market opportunity. As to any such additional local market sales entered into by Dynegy with TEPI's written consent, the price payable to TEPI
* hereunder shall be [REDACTED] of the Netback Price. In the event actual experience over any twelve month period beginning after the Effective Date shows that such local sales from any Plant listed on Exhibit "B" do not produce better economic results for TEPI, TEPI may revoke or reduce the local sale authority previously granted for any Plant with a Mont Belvieu sale option; provided that any existing third party commitments made by Dynegy may be honored during their remaining term. Should TEPI exercise its option to require such a reduction, during the Primary Term of this Agreement, in local sales volume from the Maysville or Patrick Draw Plants below the Historical Annual Gallons stipulated in the table below, Dynegy will be compensated by TEPI for the resulting reduction in Dynegy's expected revenues, according to the following formula:

*                 [REDACTED]

                  Where:

                  AP = the payment due to Dynegy for the 12-month period following any revocation of local sales authority by TEPI

                  HAG = Historical Annual Gallons of local sales from Maysville and Patrick Draw, which for purposes of this formula are stipulated to be as follows:


PLANT                                          PRODUCT                      HISTORICAL ANNUAL
                                                                                  GALLONS
-----------------------------------------------------------------------------------------------------


                                 'Confidential Treatment Requested'

  -----------------------------------------------------------------------------------------------------
*           Maysville                           Isobutane                          [REDACTED]
  -----------------------------------------------------------------------------------------------------
*           Maysville                         Normal Butane                        [REDACTED]
  -----------------------------------------------------------------------------------------------------
*           Maysville                       Field Grade Butane                     [REDACTED]
  -----------------------------------------------------------------------------------------------------
*           Maysville                        Natural Gasoline                      [REDACTED]
  -----------------------------------------------------------------------------------------------------
*           Maysville                            Propane                           [REDACTED]
  -----------------------------------------------------------------------------------------------------
*          Patrick Draw                      Natural Gasoline                      [REDACTED]
  -----------------------------------------------------------------------------------------------------
*          Patrick Draw                          Propane                           [REDACTED]
  -----------------------------------------------------------------------------------------------------

                  NAG = the gallons of each NGL product anticipated to be sold in the local market during the immediately succeeding twelve month period as a result of and in accordance with TEPI's revocation or reduction of local sales authority, which shall be calculated by subtracting from the total gallons of each NGL product sold in the local market during the immediately preceding twelve month period, the volumes of each NGL product affected by TEPI's reduction and/or revocation of local sales authority. If all of the volumes of a particular NGL product are affected by such reduction or revocation, the volumes so affected shall be based on the gallons of such NGL product sold in the local market during the immediately preceding twelve month period.

                  APG = Assumed Price per Gallon, which for purposes of this formula is stipulated to be as follows:


                       PRODUCT                                   ASSUMED PRICE PER GALLON
  -----------------------------------------------------------------------------------------------------
*                     Isobutane                                          [REDACTED]
  -----------------------------------------------------------------------------------------------------
*                   Normal Butane                                        [REDACTED]
  -----------------------------------------------------------------------------------------------------
*                 Field Grade Butane                                     [REDACTED]
  -----------------------------------------------------------------------------------------------------
*                  Natural Gasoline                                      [REDACTED]
  -----------------------------------------------------------------------------------------------------
*                      Propane                                           [REDACTED]
  -----------------------------------------------------------------------------------------------------

                  As soon as possible after the end of any twelve month period following an election by TEPI to require a reduction in local sales volumes from the referenced Plants, Dynegy shall invoice TEPI for any compensatory payment due to Dynegy under this Section, and payment shall be made by TEPI, subject to Section
                  11.3 hereof, within 30 days after receipt of Dynegy's invoice. Dynegy may continue to calculate and invoice TEPI for such compensatory payments on an annual basis during the Primary Term of this Agreement unless TEPI subsequently authorizes local sales from such Plants at a level at least as high as the Historical Monthly Gallons stipulated above. Any payments calculated under this formula shall be prorated for any calculation period that includes less than twelve months due to the expiration of the Primary Term.

         (c) For any volumes of NGLs delivered to Dynegy at the applicable Delivery Point at the tailgate of the Plants listed in Exhibit
* "C", [REDACTED] of (i) the Netback Price, if such NGLs are immediately sold by Dynegy into a local market, or (ii) a
*                 price equal to [REDACTED] as quoted by OPIS for

                         'Confidential Treatment Requested'

                  Mont Belvieu, Texas (Non-TET), less T&F Costs to and at Mont
* Belvieu, Texas, less an administrative fee of [REDACTED] per Gallon, if such Raw NGL Mix or Fractionated NGLs are stored by Dynegy for its own account during the applicable delivery month. Dynegy shall use every reasonable effort to obtain the highest Netback Price for any NGLs sold at a Netback Price.

         (d) For any exchanges of Raw NGL Mix, the Price will be determined based on the location where Dynegy receives Fractionated NGLs, less all applicable T&F costs, less any exchange fees paid by Dynegy, plus any exchange fees received by Dynegy, less
*                 an administrative fee of [REDACTED] per Gallon.

         (e) TEPI shall remain responsible for any exchange and/or delivery imbalances until such time as the TEPI exchange agreements are assigned to Dynegy, and subsequent to such assignment, Dynegy shall be responsible for all exchange and/or delivery imbalances accruing subsequent to the assignment.

     5.2 Except as otherwise provided herein, Dynegy shall pay TNGI for NGLs produced by Four Star and delivered to Dynegy under this Agreement a price as set forth on Exhibit "D".

     5.3 With respect to the Raw NGL Mix delivered by or on behalf of Texaco to Dynegy, the prices set forth in Sections 5.1 or 5.2 above shall be based on the Components contained in the Raw NGL Mix delivered to Dynegy at the tailgate of the applicable processing Plant, less applicable T&F costs and other fees as set forth in Section 5.1 above.

     5.4 If for any reason the OPIS index for a particular NGL should cease to be published, the Parties shall promptly and in good faith endeavor to negotiate a mutually satisfactory Alternate Index or substitute methodology for calculating the price for such NGL (the "Alternate Index"). If, on or before thirty (30) days after the index used to determine the price ceases to be published, the Parties are unable to agree on an Alternate Index upon which to base the calculation of the price, the Parties shall submit such determination to dispute resolution in accordance with the provisions of Article XIII of this Agreement, which arbitration procedure will determine the Alternate Index. From the date on which the index price used to determine the price for a particular NGL ceases to be available until the Alternate Index is determined, the price for such NGL shall be the average of the prices in effect (or that would have been in effect) during the twelve (12) months preceding the month in which the index upon which the price was based ceased to be available, which price shall be effective until the effective date of the Alternate Index determined as set forth in this Section 5.3. Upon the determination of an Alternate Index, the price will be adjusted retroactively to the date on which the index upon which the price previously was based ceased to be available, plus interest thereon at the Base Rate.

     5.5 In the event conditions change such that this Agreement causes, or could reasonably be expected to cause, a material long term economic or operational hardship to either Party, upon the written request of either Party, Texaco and Dynegy shall meet to renegotiate in good faith such burdensome terms and provisions so as to make them fair and equitable. Such renegotiations shall occur within thirty (30) days of the date of the non-requesting Party's receipt of such written request for such renegotiations. If the Parties are unable to agree on new provisions to replace such burdensome terms and provisions within ninety (90) days of the nonrequesting Party's receipt of such written request, the matter shall be submitted to the dispute resolution procedures set forth in
Article XIII hereof. It is understood and agreed that the rights granted in this
Section 5.5 can only be used by a Party to commence good faith renegotiations once during each year during the term hereof. If new or revised provisions are agreed upon under this Section 5.5, whether by renegotiation, arbitration, or otherwise, such new or revised provisions shall be effective as of, and shall, if necessary, be made retroactive to, the date on which the notice commencing renegotiations under this Section 5.5 was given. In the event such new or revised provisions are determined to be effective retroactively and result in money owing from one Party to the other, such amount owing shall bear interest at the Base Rate.

                                   ARTICLE VI
                                   DELIVERIES

     6.1 The NGLs to be sold by Texaco hereunder shall be delivered by Texaco (or at Texaco's direction) to Dynegy or to Dynegy's designated representative for the account of Dynegy, at the Delivery Points (as defined in Section 6.2).

     6.2 The point(s) of delivery for NGLs sold and delivered hereunder (hereinafter the "Delivery Point(s)") shall be determined as follows:

         (a) In the event delivery is to be to or from a pipeline, the Delivery Point shall be located, and delivery of NGLs shall be deemed to occur, at the point at which such NGLs pass the pipeline meter. If pipeline delivery is by in-line inventory transfer, delivery shall be deemed to occur on the date and time that the relevant pipeline carrier advises Texaco and Dynegy, by product transfer order, book transfer, or letter of transfer, that NGLs have been transferred to Dynegy's account, and the Delivery Point shall be the location of the NGLs in the pipeline of the pipeline carrier on the day and time that such in-line transfer of NGLs is deemed to occur. The Parties hereto understand and agree that Dynegy has no control over the operations of the pipeline carrier and therefore cannot control when NGLs are transferred to Dynegy's account by the pipeline carrier, or if such a transfer will, in fact, occur.

         (b) In the event delivery is to be by or into a rail car, truck, or barge owned, operated, leased, or hired by Dynegy, the Delivery Point shall be located, and delivery of NGLs shall be deemed to occur, at the point at which the NGLs pass from the flange connecting the loading facility to Dynegy's owned, operated, leased, or hired rail car, truck, or barge whether said rail car, truck, or barge is loaded by Texaco or Dynegy directly or on behalf of Texaco or Dynegy through Texaco's or Dynegy's agent.

         (c) Consistent with contractual commitments that now exist or may be made in the future by Texaco, the Delivery Point for all NGLs attributable to the Plants listed on Exhibit "B" shall be the EPO Delivery Points, except where (i) certain NGLs were committed to other contracts or locations by Texaco prior to the Effective Date, (ii) local sales from such Plants are specifically authorized on Exhibit "B", or (iii) Texaco, after the Effective Date, consents in writing to alternate arrangements for such NGLs

     6.3 Title to and risk of loss (other than those losses described in Section
6.4 (f) of this Agreement) associated with the NGLs delivered hereunder shall pass from Texaco to Dynegy upon the commencement of the delivery of such NGLs at the Delivery Points. Nothing contained in this Section 6.3 shall in any way affect Dynegy's rights as set forth in Article VII or Texaco's indemnity set forth in Section 7.2 of this Agreement. Except as otherwise provided in Section
7.2 of this Agreement, Dynegy shall indemnify and save Texaco harmless against any claims for damages and losses arising from injuries to persons or property attributable to the NGLs delivered hereunder after delivery thereof has been made to Dynegy; conversely, Texaco shall indemnify and hold Dynegy harmless against any claims for damages and losses arising from injuries to persons or property attributable to the NGLs prior to delivery. In addition, each of the Parties (Dynegy and Texaco) hereto shall indemnify and hold the other harmless from any losses and damages arising out of the operations conducted hereunder by such indemnifying Party to the extent resulting from the negligent acts or willful misconduct of such indemnifying Party, its agents or its employees.

     6.4 The following rules shall be applicable to the transportation and loading of NGLs at the Delivery Point(s) situated at facilities neither owned nor operated by Dynegy:

         (a) The loading of NGLs at the applicable Delivery Point(s) shall be performed in accordance with schedules mutually agreed to by the Parties.

         (b) If rail cars subject to payment of demurrage or any other similar charges to a third Person not affiliated with either Party are used to transport NGLs from the Delivery Point, the Party responsible for loading such cars agrees to load or cause to be loaded and start the relevant cars on the return trip in accordance with the detention policy of the owner or operator of such rail car equipment and such Party further agrees to pay any and all such charges that may be due thereunder.

         (c) Texaco shall be liable for the payment of invoices from the railroad for demurrage and hazardous materials storage charges incurred by Dynegy as the prepaid shipper due to Texaco's inability to receive a rail car and/or have a rail car placed on Texaco's siding, unless such charges are incurred as a result of Dynegy's negligence.

         (d) If Dynegy's owned or leased trucks are used to transport NGLs from the Delivery Point, Texaco agrees to load such trucks upon arrival at the Delivery Point, and Texaco's failure to do so in a timely manner shall render Texaco liable to Dynegy for any actual damages incurred as a result of such delay. Notwithstanding the foregoing, Texaco shall have the right to refuse to load any truck that fails to meet Department of Transportation or other applicable laws, rules, regulations or standards.

         (e) For NGLs purchased hereunder (other than in the situation when a Netback Price is paid which will be based on actual volumes sold), Texaco will be liable for all tank car shortages claimed by Dynegy in excess of one percent (1%) of the net Gallons reflected on the bill of lading and acknowledged by the railroad agent's signature prior to unloading; provided, however, that such shortages, if any, are reported in writing to Texaco within seventy two (72) hours after delivery by the carrier and prior to the unloading of the shipment in which the relevant shortage occurs. Dynegy shall ask Texaco for permission to unload, and Texaco, at its expense, shall have the right to inspect each car at its destination within forty eight (48) hours after receipt of written notice of such shortage. All demurrage charges arising from the failure of Texaco to release the car for unloading within such forty-eight (48) hour period shall be paid by Texaco. Similarly, Texaco shall be liable for all truck shortages claimed by Dynegy in excess of three percent (3%) of the net Gallons reflected on the bill of lading; provided, however, that such shortages, if any, are noted on the delivery ticket and acknowledged by the truck driver's signature prior to unloading. The failure of Dynegy to observe this provision or any action by Dynegy which impedes identification of an alleged defect shall operate as a waiver of Dynegy's rights to make any such claim.

     6.5 Notwithstanding anything contained herein to the contrary, Texaco shall be allowed to consolidate its deliveries of NGLs behind one or more Delivery Points so long as (i) sufficient notice is provided Dynegy and (ii) such consolidation does not result in an economic or operational hardship on Dynegy.

                                   ARTICLE VII
                                     QUALITY

     7.1 All NGLs sold by Texaco and purchased by Dynegy hereunder shall meet the applicable specifications as referenced in the definitions in Article I of this Agreement of each type of NGL and shall not contain any contaminates or other deleterious substances. Except as otherwise provided in Section 7.2, Dynegy shall have the right to reject any NGLs which fail to meet such quality specifications ("Offspec NGL"). All costs associated with the return, disposal and/or treatment of Offspec NGL shall be borne by Texaco.

     7.2 Should the NGLs delivered hereunder to Dynegy, or to Dynegy's designated representative for the account of Dynegy, fail at any time to conform to the applicable specifications, either Party shall notify the other Party of any such failure, and Texaco immediately shall undertake and diligently pursue such acts as may be necessary to correct such failure so as to deliver NGLs conforming to such specifications; but nothing contained in this Article VII shall be construed to limit Dynegy's right, at any time and from time to time, to reject any NGL not conforming to said specifications and to refuse or suspend receipt until it is established to Dynegy's reasonable satisfaction that subsequent deliveries of NGLs will conform to said specifications. Notwithstanding the foregoing, Dynegy shall not have the right to reject (a) Offspec NGLs produced at and delivered from a processing or fractionation plant operated by Dynegy, unless caused by Texaco's negligence, or (b) Offspec NGLs that can be sold by Dynegy in the normal course of business under terms that do not result in adverse economic consequences to Dynegy. The term of this Agreement shall not be extended by the length of time of any period or periods when deliveries have been rejected, refused, or suspended as provided for herein. The knowing acceptance by Dynegy of Offspec NGL shall constitute a waiver by Dynegy of any and all other rights and remedies available to Dynegy under this Agreement or otherwise with respect to Texaco's tender of such Offspec NGL, and all risk of loss, damage or liability arising out of Dynegy's ownership, control, possession, or use of such Offspec NGLs shall pass to and be borne by Dynegy. If it is subsequently determined that Dynegy unknowingly accepted Offspec NGLs, the Parties will mutually agree upon a discounted price for such Offspec NGLs to reflect their diminution in value, if any, from NGLs meeting the specifications hereof. If the Parties are unable to agree on a mutually acceptable discount price for such Offspec NGLs, the matter shall be subjected to the dispute resolution procedures set forth in Article XIII hereof Texaco agrees to INDEMNIFY and HOLD HARMLESS Dynegy, its Affiliates, and their respective officers, directors, employees, agents, and contractors, from all actual losses, costs, expenses, claims (including, without limitation, personal injury or property damage claims), damages, and causes of action, including, without limitation, reasonable attorneys' fees and costs of court (collectively, the "Losses") incurred by Dynegy, such Persons, or such Affiliates arising out of, or in any way associated with, the delivery to Dynegy of NGLs that fail to meet the applicable specifications and which are unknowingly accepted by Dynegy. Notwithstanding the foregoing, Dynegy shall not be entitled to a discounted price for (a) any Offspec NGLs produced at and delivered from a processing or fractionation plant owned and/or operated by Dynegy if, immediately prior to the Effective Date of this Agreement, such Dynegy owned or operated plant was producing, or if not then producing, was capable of producing, NGLs that meet the applicable specifications, unless caused by Texaco's negligence, or (b) Offspec NGLs that can be sold by Dynegy in the normal course of business under terms that do not result in adverse economic consequences to Dynegy.

     7.3 From time to time during the term hereof, Dynegy may request Texaco to provide certain NGLs that exceed the normal specifications as set forth in Exhibit "A" ("Purity NGLs"). The Parties acknowledge that providing such Purity NGLs may be to the mutual benefit of both Parties and that neither Party should suffer an economic loss as a result thereof.

                                  ARTICLE VIII
                                WARRANTY OF TITLE

     8.1 Texaco warrants title to all NGLs sold and delivered by it to Dynegy, and further warrants that Texaco has the right to sell such NGLs and that such NGLs are free from all liens, mortgages, security interests, encumbrances and adverse claims or other charges. Texaco shall be responsible for paying all royalties, production payments, payments to other working interest owners, overriding royalties, taxes, license fees or other charges on the NGLs (other than taxes, license fees or other charges applicable to Dynegy's share of the
NGLs) and Texaco agrees to and does hereby indemnify and save Dynegy (including its directors, officers, employees, agents, representatives, affiliates and subsidiaries) harmless from and against any and all claims, suits, causes of action, debts, accounts, damages, losses, costs and expenses (including reasonable attorney's fees) arising out of or in any way connected with (i) any adverse title and/or warranty claims to the NGLs, or (ii) the payment of royalties, overriding royalties, production payments and payments to other working interest owners, if any. THERE ARE, HOWEVER, NO OTHER WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, CONFORMITY TO MODELS OR SAMPLES, OR OTHERWISE, AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED BY Texaco AND EXCLUDED FROM THIS AGREEMENT.

                                   ARTICLE IX
                                      TAXES

     9.1 Texaco shall be liable for and shall pay, or cause to be paid, or reimburse Dynegy, if Dynegy has paid, all Taxes applicable to the processing of gas and the recovery of the NGLs sold hereunder upstream of the Delivery Point(s). If Dynegy is required to remit such Tax, the amount thereof shall be deducted from any sums becoming due to Texaco hereunder and shall be itemized on the statement provided by Dynegy in accordance with Section 11.1. Dynegy shall be liable for and shall pay, cause to be paid, or reimburse Texaco, if Texaco has paid, all Taxes applicable to the sale and/or delivery of NGLs hereunder at and downstream of the Delivery Point(s) including any Taxes imposed or collected by a taxing authority with jurisdiction over Dynegy, provided, however, when laws, ordinances or regulations permit or impose upon Texaco the obligation to collect or pay Taxes applicable to the sale and/or delivery of NGL hereunder at the Delivery Point, Texaco shall collect all such Taxes from Dynegy, which shall be in addition to the applicable Price, and remit the same to the appropriate governmental authority, unless Dynegy furnishes a certificate of exemption. TEXACO SHALL INDEMNIFY, DEFEND, AND HOLD DYNEGY HARMLESS FROM AND AGAINST ANY LIABILITY WITH RESPECT TO THE TAXES FOR WHICH TEXACO IS LIABLE AND DYNEGY SHALL INDEMNIFY, DEFEND, AND HOLD TEXACO HARMLESS FROM AND AGAINST ANY LIABILITY WITH RESPECT TO THE TAXES FOR WHICH DYNEGY IS LIABLE.

     9.2 Each Party will notify the other of the enactment of any New Taxes as promptly as practical after it obtains knowledge thereof. It is understood and agreed that the enactment of any material New Taxes shall constitute a hardship under the provisions of Section 5.4 above.

     9.3 To claim an exemption from payment of a Tax, a Party shall provide a certificate of exemption or other reasonably satisfactory evidence of exemption from any Tax, and each Party agrees to cooperate with the other Party in obtaining any such exemption. In addition, Dynegy has provided Texaco with, and Texaco acknowledges receipt of, the disclosure statement from Dynegy (as set forth in Section 4101 of the Internal Revenue Code of 1986).

                                    ARTICLE X
                            MEASUREMENT AND ANALYSES

     10.1 On all deliveries into or out of rail cars, the quantity shall be determined by official tank car capacity tables or slip tube gauges in accordance with GAS PROCESSORS ASSOCIATION ("GPA") PUBLICATION 8162, latest revision. On all deliveries into or out of truck equipment, quantities shall be determined by meter, rotary gauge, weighing, or other measuring devices that meet industry standards, in accordance with GPA PUBLICATIONS
8162 AND 8186, latest revision. On all deliveries into or out of pipelines, quantities shall be determined by pipeline meter in accordance with the American Petroleum Institute ("API") Manual of Petroleum Measurement
Standards. For raw make mixtures, volumes of the Components shall be determined (where practical) on a mass (pound) measurement basis in accordance with the latest edition of GPA PUBLICATIONS 8173 AND 8182. On all deliveries into or out of shore tanks, quantities shall be determined either by meter or gauge from a static tank in accordance with the API Manual of Petroleum Measurement Standards and based upon the practice of the relevant terminal. All quantities shall be corrected to standard conditions of sixty degrees Fahrenheit (60 DEG. F) and equilibrium vapor pressure in accordance with the API Manual of Petroleum Measurement Standards, Chapter 14, Section
B. The quantity and quality of NGLs covered by this Agreement shall be measured according to the current versions of the applicable standards of API and the American Society for Testing Materials, if available. Each Party shall be entitled to have its representatives present during all loadings, unloadings, tests, and measurements involving NGLs delivered hereunder. If the Parties cannot agree on measurement or quality tests results, the measurements and quality tests required to determine the volume of receipts or shipments or the conformity of the NGLs delivered to the specifications set forth herein shall be made by an independent inspector selected jointly by the Parties, the cost of which shall be shared equally by the Parties.

                                   ARTICLE XI
                               BILLING AND PAYMENT

     11.1 By not later than thirty (30) days following the month NGLs are produced in a gas processing or fractionation plant operated by Dynegy or fifteen (15) Business Days after Dynegy's receipt of the Operator's Statement or other applicable statements covering delivery of the NGLs to Dynegy at the Delivery Points, setting forth the required actual (as opposed to estimated) volume information, or ten (10) days following the end of the month in which NGLs are sold in the situation where a Netback Price is applicable, Dynegy shall provide Texaco with a statement setting forth the volumes of NGLs received, the price or Netback Price, as applicable, of such NGLs, the amount due Texaco for such NGLs, and such other information and detail as may be mutually agreeable to the Parties, along with payment for such NGLs, which shall be remitted by wire transfer of funds into an account designated by Texaco. If the day on which any payment is due is not a Business Day, then the relevant payment shall be due upon the immediately preceding Business Day, except if such payment due date is a Sunday or Monday, then the relevant payment shall be due upon the immediately succeeding Business Day. Dynegy's statements rendered hereunder shall itemize separately the NGLs owned by Four Star, controlled by TNGI, and sold under this Agreement. TNGI shall provide to Dynegy, on a timely basis, such information as may be necessary to facilitate preparation of such itemized statements.

     11.2 If either Party should fail to remit any amounts in full when due as required hereunder, or if any adjustments are made under this Agreement, including, without limitation, adjustments as the result of the conclusion of any audits or as a result of the resolution of a billing dispute, interest on the unpaid portion shall accrue from the date upon which such payment should have been made hereunder until paid in full at the Base Rate. All such accrued interest shall be added to the amount reflected as being owed hereunder by either Dynegy or

Texaco, as the case may be, on the next invoice or by separate invoice. In addition, if Dynegy falls to pay any amount due, as reflected in Dynegy's statement, within ten (10) days after the due date, or if Dynegy fails to provide a statement as required by Section 11. 1 above, Texaco shall have the right, upon written notice to Dynegy, to (i) immediately suspend any further deliveries of NGLs until such statement has been provided and all amounts due, including interest at the Base Rate, have been paid, and (ii) to provide notice to Dynegy that this Agreement shall terminate if such statement is not provided and the payment default has not been cured within sixty (60) days after the date such written notice is received by Dynegy.

     11.3 If a good faith dispute arises as to the amount payable in any statement, the amount not in dispute shall be paid. If either Party elects to withhold any payment otherwise due as a consequence of the good faith dispute, the withholding Party shall provide the other Party with written notice of its reasons for withholding payment, and shall simultaneously place the disputed amount into an escrow account at a mutually acceptable commercial bank, pending resolution of the dispute. Any such dispute shall be resolved in accordance with the dispute resolution procedures of Article XIII. The performance of both Parties under this Agreement shall continue pending the outcome of such procedures. If it is subsequently determined, whether by mutual agreement of the Parties or otherwise, that the withholding Party is required to pay all or any portion of the disputed amounts to the other Party, the withholding Party, in addition to paying over such amounts, shall also pay interest accrued on such amounts from the original due date through the date actually paid, at the Base Rate.

     11.4 No retroactive adjustments may be made for any overcharge or undercharge after a period ending twenty-four (24) months from the end of the month in which the NGL invoice or statement forming the basis of the overcharge or undercharge was delivered or not delivered, as the case may be, unless a claim for such adjustment shall have been presented prior to the end of such period. Any payment with respect to a retroactive adjustment shall include an amount equal to interest on all amounts past due from the original due date through the date actually paid at the Base Rate, except in instances where neither Party knew that the overcharge or undercharge occurred, in which case interest shall run from the date of demand for payment.

     11.5 Either Party, upon notice in writing to the other, shall have the right at reasonable' hours to audit the accounts and records of the other Party, and any relevant records of third parties as to which a Party hereto has the right to grant access, relating to the accounting or billing under the provisions of any article hereof; provided, however, that the auditing Party must take written exception to and make claim upon the other Party for all discrepancies disclosed by said audit within twenty-four (24) months of the rendition of any statement or invoice forming the basis of such claim. Such audit shall be conducted by the auditing Party's representative or auditor at the auditing Party's expense.

     11.6 ALL DISPUTES ARISING UNDER THIS ARTICLE XI THAT ARE NOT OTHERWISE RESOLVED AS PROVIDED HEREIN SHALL BE SUBMITTED TO THE DISPUTE RESOLUTION PROCEDURES AS SET FORTH IN ARTICLE XIII HEREOF. TO THE EXTENT THAT ANY SUCH UNRESOLVED DISPUTE HAS NOT BEEN SUBMITTED TO SUCH DISPUTE RESOLUTION PROCEDURES WITHIN TWENTY-FIVE (25)

MONTHS AFTER THE EVENT CAUSING THE DISPUTE IS DISCOVERED OR REASONABLY SHOULD HAVE BEEN DISCOVERED, THE PARTY ASSERTING THE CLAIM IN DISPUTE SHALL BE DEEMED TO HAVE WAIVED ANY SUCH CLAIM AND ALL RIGHTS HEREUNDER WITH RESPECT THERETO.

11.7 All payments will be made without set off or counterclaim; provided, however, that upon a Party's (the "defaulting Party") failure to make payment of undisputed amounts on the due date, the other Party (the "non-defaulting Party") may, at its option and in its sole discretion, set off against any amounts owed to the defaulting Party, any amounts owed by the defaulting Party under this Agreement or otherwise. The obligations of the non-defaulting Party and the defaulting Party under this Agreement in respect of such amounts shall be deemed satisfied and discharged to the extent of any such set off. The non-defaulting Party will give the defaulting Party notice of any set off made under this
Section 11.7 as soon as practicable after the set off is made, provided that failure to give such notice shall in no way affect the validity of the set off

                                   ARTICLE XII
                                  FORCE MAJEURE

     12.1 In the event either Party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Agreement, other than the obligation to make payment of money due hereunder, it is agreed that upon such Party's giving notice and reasonably full particulars of such Force Majeure in writing to the other Party after the occurrence of the cause relied on, then the obligations of the Party giving such notice, so far as and to the extent that they are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall so far as possible be remedied with all reasonable dispatch. This Agreement shall not be terminated by reason of any such cause, but shall remain in full force and effect, and this Agreement shall not be extended regardless of such curtailment or cessation.

     12.2 The term "Force Majeure" as used herein shall mean acts of God, strikes, lockouts, or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, tornadoes, hurricanes, or storms, tornado, hurricane, or storm warnings which in any Parties' judgment require the precautionary shutdown of a gas processing plant or other related facilities, floods, washouts, arrests or restraints of the government, either federal or state, civil or military, civil disturbances, explosions, sabotage, breakage or accident to equipment, machinery or lines of pipe, freezing of machinery, equipment, wells, or lines of pipe, electric power shortages, failure of pipelines or carriers to transport, partial or entire failure of wells, inability of any Party to obtain necessary permits and/or permissions due to existing or future rules, orders, laws or governmental authorities (both federal, state and local), temporary cleaning or testing of facilities (including, but not limited to, scheduled gas processing facility turnarounds and shutdowns for safety maintenance), shutdowns due to explosion or other extraordinary incident, or any other causes, whether of the kind herein enumerated or otherwise, and which are not within the control of the Party claiming suspension and which such Party is unable to overcome by the exercise of due diligence. It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and that the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of opposing Parties when such course is inadvisable in the discretion of the Party having difficulty. The term "Force Majeure" shall also include any event of Force Majeure occurring with respect to the facilities or services of either Texaco's or Dynegy's third Party suppliers or customers delivering or receiving any product, fuel, feedstock, or other substance necessary to the performance of such Party's obligations, and shall also include curtailment or interruption of deliveries or service by such third Party suppliers or customers as a result of an event of Force Majeure.

                                  ARTICLE XIII
                          DISPUTE RESOLUTION PROCEDURES
                          -----------------------------

     13.1 Any dispute arising out of or relating to this Agreement shall be resolved in accordance with the procedures specified in this Article XIII, which shall be the sole and exclusive procedures for the resolution of any such disputes, and the Parties hereby expressly waive all rights to have any such disputes heard before a court of law, except the right to enforce an arbitration award as described hereinafter.

     13.2 The Parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this contract. Any Party may give the other Party written notice of any dispute (a "Dispute Notice") not resolved in the normal course of business. Within 15 days after delivery of a Dispute Notice, the receiving Party shall submit to the other a written response. The Dispute Notice and the response shall include (a) a statement of each Party's position and a summary of arguments supporting that position, and (b) the name and title of the executive who will represent that Party and of any other person who will accompany the executive. Within 30 days after delivery of the disputing Party's Dispute Notice, the executives of both Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one Party to the other will be honored. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

     13.3 If the dispute has not been resolved by negotiation within 45 days after delivery of the disputing Party's Dispute Notice, or if the Parties failed to meet within 30 days, the Parties shall endeavor to settle the dispute by mediation under the then current CPR Mediation Procedure. Unless otherwise agreed, the Parties will select a mediator from the CPR Panels of Distinguished Neutrals.

     13.4 Any dispute arising out of or relating to this contract including the breach, termination or validity thereof which has not been resolved by a non-binding procedure as provided herein within 90 days after the initiation of such procedure, shall be settled by arbitration in accordance with the CPR Rules for Non-Administered Arbitration in effect on the date of this agreement, by three arbitrators, none of whom shall be appointed by either Party;

provided, however, that if either Party will not participate in a non-binding procedure, the other may initiate arbitration before expiration of the above period. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The place of arbitration shall be Houston, Texas. The arbitrator(s) are not empowered to award damages in excess of compensatory damages and each Party expressly waives and foregoes any right to punitive, exemplary or similar damages unless a statute requires that compensatory damages be increased in specified manner.

     13.5 The statute of limitations of the State of Texas applicable to the commencement of a lawsuit shall apply to the commencement of an arbitration hereunder, except that no defenses shall be available based upon the passage of time during any negotiation or mediation called for by the preceding paragraphs of this Article XIII, which shall be deemed to have commenced on the date the receiving Party receive a Dispute Notice from the disputing Party.

                                   ARTICLE XIV
                              LIMITATION OF DAMAGES
                              ---------------------

     14.1 Unless performance is excused by another provision of this Agreement, if Dynegy fails to accept delivery of all quantities of NGLs tendered by Texaco that Dynegy is obligated to receive during the term of this Agreement, Dynegy shall pay to Texaco, within ten (10) days after Dynegy's receipt of Texaco's invoice therefor, an amount equal to the sum of the following amounts: (a) the arithmetic product obtained by multiplying (i) the difference between the quantity of NGLs actually accepted by Dynegy and the quantity of NGLs tendered by Texaco (the "Dynegy Deficiency Quantity") by (ii) the positive difference, if any, obtained by subtracting from the price that Dynegy would have otherwise paid as provided herein, an amount derived from (1) the price obtained by Texaco in an arms-length sale to a third party of a quantity of NGLs sold by Texaco, up to or equal to the amount of the Dynegy Deficiency Quantity, less (2) incremental transportation and storage costs incurred by Texaco; PLUS (b) an amount, as liquidated damages, equal to one quarter of one cent per Gallon ($0.0025/Gallon) multiplied by the Dynegy Deficiency Quantity to cover Texaco's administrative and operational costs and expenses.

     14.2 FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED IN THIS AGREEMENT, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY HEREUNDER, AND THE OBLIGOR'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION, AND ALL OTHER REMEDIES OR DAMAGES ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN, THE OBLIGOR'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, EXCLUDING LOST PROFITS, AND SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY HEREUNDER, AND ALL OTHER REMEDIES OR DAMAGES ARE WAIVED. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER ANY PROVISION OF THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ANY INDEMNITY PROVISION HEREOF) FOR PUNITIVE OR

EXEMPLARY DAMAGES IN TORT OR CONTRACT. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY UNDER ANY PROVISION OF THIS AGREEMENT FOR CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES. THE PRECEDING SENTENCE SHALL NOT BE CONSTRUED AS LIMITING THE OBLIGATION OF EITHER PARTY HEREUNDER TO INDEMNIFY THE OTHER PARTY AGAINST CLAIMS ASSERTED BY THIRD PARTIES, INCLUDING, BUT NOT LIMITED TO, THIRD PARTY CLAIMS FOR CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, BUT EXCLUDING CLAIMS FOR SUCH DAMAGES UNDER
ARTICLE IX. TO THE EXTENT ANY PAYMENT REQUIRED TO BE MADE PURSUANT TO ANY PROVISION OF THIS AGREEMENT IS AGREED BY THE PARTIES TO CONSTITUTE LIQUIDATED DAMAGES, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, AND THAT SUCH PAYMENT CONSTITUTES A REASONABLE APPROXIMATION OF THE AMOUNT OF SUCH DAMAGES.

                                   ARTICLE XV
                                  MISCELLANEOUS
                                  -------------

     15.1 This Agreement and the operations hereunder shall be subject to the valid and applicable federal and state laws and the valid and applicable orders, laws, local ordinances, rules, and regulations of any local, state or federal authority having jurisdiction, but nothing contained herein shall be construed as a waiver of any right to question or contest any such order, laws, rules, or regulations in any forum having jurisdiction in the premises. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision similar in terms to such illegal, invalid, or unenforceable provision as may be possible and as may be legal, valid, and enforceable. If a provision of this Agreement is or becomes illegal, invalid, or unenforceable in any jurisdiction, the foregoing event shall not affect the validity or enforceability in that jurisdiction of any other provision of this Agreement nor the validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

     15.2 THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED, AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS.

     15.3 This Agreement, including, without limitation, all exhibits hereto, integrates the entire understanding between the Parties with respect to the subject matter covered and supersedes all prior understandings, drafts, discussions, or statements, whether oral or in writing, expressed or implied, dealing with the same subject matter. This Agreement may not be amended or modified in any manner except by a written document signed by both Parties that expressly amends this Agreement. No waiver by Texaco or Dynegy of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless expressly provided. No waiver shall be effective unless made in writing and signed by the Party to be charged with such wavier. The delay or failure on the part of a Party to insist, in any one instance or more, upon strict performance of any of the terms or conditions of this Agreement, or to exercise any right or privilege herein conferred, shall not be construed as a waiver of any such terms, conditions, rights or privileges, and the same shall continue and remain in full force and effect.

     15.4 The terms, covenants and conditions of this Agreement shall inure to and be binding upon the Parties hereto and their successors and permitted assigns; provided, however, that neither Party may assign this Agreement in whole or in part without the prior written consent of the other Party, which consent shall not be unreasonably withheld, and provided further, that either Party may assign its rights hereunder to any Affiliate without the approval of the other Party, but any such assignment shall in no way relieve or release such assigning Party from any obligations hereunder, whether accrued or unaccrued, unless agreed to in writing by the non-assigning Party; further provided that each Party may, for collateral purposes, mortgage, pledge, encumber or grant a security interest in or a lien on its interest in this Agreement and/or its rights hereunder to any commercial bank, trustee or other Person acting on behalf of any such commercial bank without the consent of the other Party. Any transfer or assignment in violation of this Section shall be void.

     15.5 Dynegy acknowledges that there may be hazards associated with the loading, unloading, transporting, handling, or use of the NGL sold hereunder, which may require that warning be communicated to or other precautionary action taken with all Persons handling, coming into contact with, or in any way concerned with the NGLs sold hereunder. Dynegy assumes as to its employees, independent contractors, and subsequent purchasers of the NGLs sold hereunder all responsibility for all such necessary warnings or other precautionary measures relating to hazards to Person and property associated with the NGLs sold hereunder and, furthermore, Dynegy shall defend at its own expense, indemnify fully and hold harmless Texaco and its parents, subsidiaries and Affiliates and its and their agents, officers, directors, employees, representatives, successors and assigns from and against any and all liabilities; losses; damages; demands; claims; penalties; fines; actions; suits; legal, administrative or arbitration or alternative dispute resolution proceedings; judgments, orders, directives, injunctions, decrees or awards of any jurisdiction; costs and expenses (including, but not limited to, reasonable attorneys' fees and related costs) arising out of or in any manner related to Dynegy's failure to provide necessary warnings or other precautionary measures in connection with the NGLs sold hereunder.

     15.6 Except as otherwise provided herein, each Party reserves to itself all rights, set-offs, counterclaims, and other remedies and/or defenses which such Party is or may be entitled to arising from or out of this Agreement or as otherwise provided by law.

     15.7 Confidentiality Provisions.

         (a) Each Party agrees that it will maintain this Agreement, all terms and conditions of this Agreement, and all other Confidential Information (as hereinafter defined) in strictest confidence, and that it will not cause or permit disclosure of Confidential Information to any third Person without the express written consent of the other Party hereto. Disclosures of Confidential Information otherwise prohibited by this
                  Section 15.7 may be made by either Party: (i) to the extent necessary for such Party to enforce its rights hereunder against the other Party; (ii) to the extent a Party is contractually or legally bound to disclose information to a third Person (such as a shareholder or commercial lender);
                  (iii) only to the extent to which a Party hereto is required to disclose all or part of this Agreement by a statute or by the order of a court, agency, or other governmental body exercising jurisdiction over the subject matter hereof, by order, by regulations, or by other compulsory process (including, but not limited to, deposition, subpoena, interrogatory, or request for production of documents); (iv) to the extent required by the applicable regulations of a securities or commodities exchange; or (v) to an Affiliate (but only if such Affiliate agrees to be bound by the provisions of this Section). "Confidential Information" shall mean any information, proprietary to either Party and maintained by it in confidence or as a trade secret, including, without limitation, business plans and strategies, proprietary software, financial statements, customer or client lists, personnel records, analysis of general energy market conditions, sales, transportation, and service contracts and the commercial terms thereof, relationships with current and potential business partners, supplies customers, service providers and financial sources, data base contents and valuable information of a like nature relating to the business of such Party. It is understood and agreed that Confidential Information shall not include information of a Party that (w) becomes generally available to the public at the time of disclosure to the other Party, or (x) after the time of disclosure to the other Party, was generally made available to the public without breach of this Agreement, or (y) the Person receiving the information can show was rightfully in its possession at the time of disclosure, or (z) was rightfully acquired by the recipient from third Persons who did not themselves obtain such information under a confidentiality or other similar agreement with the Party whose information was disclosed.

         (b) If either Party is or becomes aware of a fact, obligation, or circumstance that has resulted or may result in a disclosure of Confidential Information authorized by this Section 15.7, it shall so notify the other Party promptly and shall provide documentation or an explanation of such disclosure as soon as it is available. Each Party further agrees to cooperate to the fullest extent in seeking confidential status to protect any Confidential Information so disclosed.

         (c) The Parties hereto acknowledge that independent legal counsel, certified public accountants, or other consultants or independent contractors of a Party (collectively, "Outside Consultants") may, from time to time, be provided with a copy of this Agreement if, in the judgment of the disclosing Party, the information contained in this Agreement is necessary to the performance of such Outside Consultants' duties. Accordingly, the Parties agree that such disclosure does not require consent by the other Party, provided that any such Outside Consultants agree to be bound by the provisions of this Section 15.7.

         (d) Each Party will be deemed solely responsible and liable for the actions of its employees, Outside Consultants, officers, and agents for maintaining the confidentiality commitments of this Section 15.7, but will be required in that regard only to exercise such care in maintaining the confidentiality of the Confidential Information as such Party normally exercises in preserving the confidentiality of its other commercially sensitive information.

     15.8 Nothing contained in this Agreement shall be construed to create an association, trust, partnership, or joint venture or impose a trust or partnership duty, obligation, or liability on or with regard to either Party.

     15.9 In construing this Agreement, the following principles shall be followed:

         (a) no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Agreement;

         (b) examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

         (c) the word "includes" and its syntactical variants mean "includes, but is not limited to" and corresponding syntactical variant expressions; and

         (d) the plural shall be deemed to include the singular and vice versa, as applicable.

     15.10 EACH PARTY EXECUTING THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS, IF ANY, UNDER THE DECEPTIVE TRADE PRACTICES--CONSUMER PROTECTION ACT,
SECTION 17.41 ET SEQ., TEXAS BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, EACH PARTY EXECUTING THIS AGREEMENT VOLUNTARILY CONSENTS TO THIS WAIVER. IN ADDITION, EACH PARTY EXECUTING THIS AGREEMENT HEREBY REPRESENTS AND WARRANTS TO THE OTHER PARTY THAT (i) SUCH PARTY'S LEGAL COUNSEL WAS NOT DIRECTLY OR INDIRECTLY IDENTIFIED, SUGGESTED, OR SELECTED BY THE OTHER PARTY OR BY AN AGENT OF SUCH OTHER PARTY, AND (ii) NEITHER PARTY EXECUTING THIS AGREEMENT IS IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION.

     15.11 Any notice or other communication provided for in this Agreement or any notice which either Party may desire to give to the other shall be in writing and shall be deemed to have been properly given if and when sent by facsimile transmission, delivered by hand; or, if sent by mail, upon deposit in the United States mail, either U.S. Express Mail, registered mail, or certified mail, with all postage fully prepaid; or, if sent by courier, by delivery to a bonded courier with charges paid in accordance with the customary arrangements established by such courier, in each case addressed to the Parties at the following addresses:

     If to Dynegy:    DYNEGY LIQUIDS MARKETING AND TRADE
                      1000 Louisiana, Suite 5800
                      Houston, Texas 77002
                      Attention: Senior Vice President--Marketing
                      Telephone: (713) 507-6801
                      Telecopy: (713) 507-6588

              with a copy to:

                      Senior Vice President & General Counsel
                      DYNEGY LIQUIDS MARKETING AND TRADE
                      1000 Louisiana, Suite 5800
                      Houston, Texas 77002
                      Attention: President
                      Telephone: (713) 507-3725
                      Telecopy: (713) 507-6987

       If to Texaco:  NOTICES AND CORRESPONDENCE
                      Texaco Exploration and Production, Inc.
                      P.O. Box 2100
                      Houston, TX 77252-2100
                      Attention: Jay Ellzey
                      Telephone: 713-754-3170
                      Telecopy: 713-754-2536

                      STATEMENTS
                      Chevron U.S.A. Inc.
                      P.0. Box J
                      Concord CA. 94524
                      Attention: Section 980
                      Telephone: (510) 827-7382
                      Telecopy: (510) 680-4372

                      PAYMENTS SHALL BE MADE BY WIRE TRANSFER TO:
                      Chevron U.S.A. Production Company
                      Account No. 5951704
                      First National Bank of Chicago--Chicago, IL
                      ABA Ref. No. 071 000 013

              Notices, Correspondence and Payments shall be directed to TNGI for itself and as representative for TEPI.

or at such other address as either Party shall designate by written notice to the other. A notice sent by facsimile shall be deemed to have been received by the close of the Business Day following the day on which it was transmitted and confirmed by transmission report or such earlier time as confirmed orally or in writing by the receiving Party. Notice by U.S. Mail, whether by U.S. Express Mail, registered mail or certified mail, or by overnight courier shall be deemed to have been received by the close of the second Business Day after the day upon which it was sent, or such earlier time as is confirmed orally or in writing by the receiving Party. Routine operating notices may be transmitted by electronic mail, as may other communications where electronic mail is specifically authorized by other provisions of this Agreement. Any Party may change its address or facsimile number by giving notice of such change in accordance with herewith.

     15.12 No director, employee, or agent of either Party shall give or receive any commission, fee, rebate, gift, or entertainment of significant cost or value in connection with this Agreement. Any mutually agreeable representative(s) authorized by either Party may audit the applicable records of the other Party solely for the purpose of determining whether there has been compliance with this section, but no more often than once during each year during the term hereof.

     15.13 Each Party shall provide the other Party such reports as may be mutually agreeable to both Parties. Each Party shall maintain such records and accounts as may be necessary to the performance of its respective duties and obligations hereunder, in accordance with good business practices.

     15.14 This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and shall not inure to the benefit of any other Person whomsoever, it being the intention of the Parties that no third Person shall be deemed a third Party beneficiary of this Agreement.

     15.15 Each Party shall take such acts and execute and deliver such documents in form and substance reasonably satisfactory to each of them, in order to effectuate the purposes of this Agreement.

                   [End of document--signatures on next page]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement the day and year first above written.

                                      DYNEGY LIQUIDS MARKETING
                                          AND TRADE

                                      BY:  DYNEGY MIDSTREAM SERVICES,
                                           LIMITED PARTNERSHIP, General
                                           Partner of Dynegy Liquids Marketing
                                           and Trade

                                      BY:  DYNEGY MIDSTREAM G.P., INC.,
                                           General Partner of Dynegy Midstream
                                           Services, Limited Partnership

                                      By: /s/ Vincent T. McConnell
                                         ------------------------------------
                                      Name:   Vincent T. McConnell
                                           ----------------------------------
                                      Title: Sr. Vice President Liquids Trading
                                           ----------------------------------

                                      TEXACO EXPLORATION AND
                                      PRODUCTION INC.

                                      By: /s/ [ILLEGIBLE]
                                         ------------------------------------
                                      Name:   [ILLEGIBLE]
                                           ----------------------------------
                                      Title:  Vice President
                                            ---------------------------------

                                      TEXACO NATURAL GAS INC.

                                      By: /s/ R.C. Neff
                                         ------------------------------------
                                      Name:   R.C. Neff
                                           ----------------------------------
                                      Title:  Manager Midstream
                                              Executive Vice President
                                            ---------------------------------



          SIGNATURE PAGE TO NATURAL GAS LIQUIDS PURCHASE AGREEMENT BETWEEN TEXACO EXPLORATION AND PRODUCTION, INC., TEXACO
          NATURAL GAS INC., AND DYNEGY LIQUIDS MARKETING AND TRADE

                                   EXHIBIT "A"

         ATTACHED TO AND MADE A PART OF THAT CERTAIN NATURAL GAS
         LIQUIDS PURCHASE AGREEMENT BETWEEN TEXACO EXPLORATION AND PRODUCTION, INC., TEXACO NATURAL GAS INC., AND DYNEGY LIQUIDS MARKETING AND TRADE


                           INDEX OF THE SPECIFICATIONS
                           ---------------------------
                          FOR NGLS PURCHASED BY DYNEGY
                          ----------------------------



         Number                            Name
         ------                            ----
         S-101                   Demethanized Raw Product--Trucked
         S-104                   Propane-Butane Mix
         S-105                   Butane-Natural Gasoline
         S-200                   80-20 Ethane-Propane Mix
         S-202                   Purity Ethane
         S-300                   Propane
         S-400                   Normal Butane
         S-401                   Isobutane
         S-402                   Mixed Butanes
         S-500                   Normal Pentane
         S-501                   Isopentane
         S-600                   Natural Gasoline
         S-601                   Hexanes Plus


                                   EXHIBIT "B"

ATTACHED TO AND MADE A PART OF THAT CERTAIN NATURAL GAS LIQUIDS PURCHASE AGREEMENT BETWEEN TEXACO EXPLORATION AND PRODUCTION, INC., TEXACO NATURAL GAS INC., AND DYNEGY LIQUIDS MARKETING AND TRADE

                            TEPI NGL SALES TO DYNEGY
                              (Mont Belvieu Option)

--------------------------------------------------------
PLANT/SOURCE      STATE    PRICING LOCATION *1
--------------------------------------------------------
Rangely Weber     CO       Mont Belvieu
--------------------------------------------------------
Buckeye C(2)      NM       Mont Belvieu
--------------------------------------------------------
Eunice            NM       Mont Belvieu
--------------------------------------------------------
Eunice-Monument   NM       Mont Belvieu
--------------------------------------------------------
Baker *2          OK       Mont Belvieu
--------------------------------------------------------
Maysville *2, *3  OK       Mont Belvieu or local sales
--------------------------------------------------------
Bradford Ranch    TX       Mont Belvieu
--------------------------------------------------------
Garden City       TX       Mont Belvieu
--------------------------------------------------------
Goldsmith         TX       Mont Belvieu
--------------------------------------------------------
Headlee           TX       Mont Belvieu
--------------------------------------------------------
Ozona             TX       Mont Belvieu
--------------------------------------------------------
Seminole Hess     TX       Mont Belvieu
--------------------------------------------------------
Wasson - Denver   TX       Mont Belvieu
--------------------------------------------------------
Wasson - ODC      TX       Mont Belvieu
--------------------------------------------------------
OPAL              WY       Mont Belvieu
--------------------------------------------------------
Patrick Draw *3   WY       Mont Belvieu or local sales
--------------------------------------------------------

*1 If for any reason outside of Dynegy's control, Raw NGL Mix is not capable of being fractionated at Mont Belvieu, the price for such Raw NGL Mix as set forth in this agreement shall not apply. In such event, the appropriate index and/or basis differential for such Raw NGL Mix will be mutually agreed to by the parties.

*2 As to these facilities, Dynegy shall have the right to cause the Raw NGL Mix to fractionated either at Conway or at Mont Belvieu. The price for the Raw NGL Mix produced at these facilities shall be the Mont Belvieu based price irrespective of whether the Raw NGL Mix is actually fractionated at Mont Belvieu or Conway.

*3 Dynegy may make local sales of NGLs from these facilities as provided for in
   Section 5.1(b) of the Natural Gas Liquids Purchase Agreement.

4 With the exception of the Plants addressed in Notes 2 and 3 above, Dynegy shall not cause Raw NGL Mix produced from the Plants listed on this Exhibit and purchased by Dynegy hereunder to be fractionated at any location other than the EPO Fractionator without first obtaining Texaco's prior written consent.

                                   EXHIBIT "C"

ATTACHED TO AND MADE A PART OF THAT CERTAIN NATURAL GAS LIQUIDS PURCHASE AGREEMENT BETWEEN TEXACO EXPLORATION AND PRODUCTION, INC., TEXACO NATURAL GAS INC., AND DYNEGY LIQUIDS MARKETING AND TRADE

                            TEPI NGL SALES TO DYNEGY
                               (Local Sales Only)

----------------------------------------------------------
PLANT / SOURCE    STATE    MARKET              PRODUCTS
----------------------------------------------------------
ANETH*            UT       Sale at Tailgate    Y-grade
----------------------------------------------------------
OLD OCEAN         TX       Sale at Tailgate    Purity
----------------------------------------------------------
PEGASUS           TX       Sale at Tailgate    Y-grade
----------------------------------------------------------
PEGASUS           TX       Sale at Tailgate    Ethane
----------------------------------------------------------
PEGASUS           TX       Sale at Tailgate    Propane
----------------------------------------------------------
WILSON CREEK      CO       Sale at Tailgate    Y-grade
----------------------------------------------------------

*Production from Aneth Plant is to be sold under this Agreement only until alternate arrangements are made by TEPI (expected to occur approximately June 1, 2002).

                            DEMETHANIZED RAW PRODUCT
                          TRUCK TRANSPORT SPECIFICATION

                                                                           S-101
                                                          Effective Date: 3/1/96

Product characteristics with test methods are herein specified for any demethanized raw material of natural gas liquids transported by insulated tank trucks for receipt by Dynegy.

                                                                                                  TEST METHODS
PRODUCT CHARACTERISTICS                                    MINIMUM         MAXIMUM              LATEST REVISION
-----------------------                                  -----------    --------------          ---------------
1.        COMPOSITION                                                                              ASTM E-260
          Percent by Liquid Volume                       Predominantly Ethane, Propane
                                                         Butanes & Natural Gasoline
                                                         (Pentanes & Heavier)                      GPA 2177
          Methane & Ethylene                                            2.0 of Ethane
          Ethylene                                                      1.0 of Ethane
          Propylene                                                     5.0 of Propane             ASTM D-2163
          Butylene                                                      1.0 of Butanes

2.     PRODUCT VAPOR PRESSURE                                           275 psig                   ASTM D-1267

3.     LOADING TEMPERATURE
        Minimum Product Loading
        Temperature, DEG. F                              0

4.     CORROSION
        Copper Strip@ 100 DEG. F                                        1-b                        ASTM D-1838
        (Invalid if additive or
        inhibitor is used.)
        Corrosion Additive or
        Inhibitor, PPM by Weight                                        1                          Applicable Industry
                                                                                                   Practices
5.     TOTAL SULFUR
        PPM by Weight in Liquid                                         150                        ASTM D-3246

6.     CARBON DIOXIDE
        PPM by Weight in Liquid                                         1000                       GPA 2177

7.     DRYNESS                                                          No Free Water              Visual

8.     PENTANES & HEAVIER                                               No Color                   Visual using white
                                                                        cup method
       Perform the Saybolt color test after
       weathering sample to 70 DEG. F if white
       cup indicates possible color.
       COLOR
       Saybolt No.                                       Plus 25                                   ASTM D-156
       DISTILLATION
       End Point DEG. F                                                 375                        ASTM D-216

9.     ODORIZATION
       This product shall not be odorized.

10.    DELETERIOUS SUBSTANCES (PPM BY WEIGHT IN LIQUID)
        COS                                                             1
        Ammonia                                                         1
        Fluorides                                                       1

PRODUCT ACCOUNTING
For accounting purposes, methane and ethylene shall be considered ethane, propylene shall be considered propane, and butylenes shall be considered normal butane within the above listed specification limits.

Any excess of these hydrocarbon components above the specification limits shall not be accounted for.

METHANOL
Shippers should reduce methanol levels to the lowest practical level. Injection rates above the minimum are expensive and wasteful and methanol can destroy catalyst beds in downstream operations.

                             PROPANE-BUTANE MIXTURE
                                 SPECIFICATION


                                                                          S-104
                                                         Effective Date: 3/1/96

Product characteristics with test methods are herein specified for propane-butane mixtures received by Dynegy.


                                                                                                  TEST METHODS
PRODUCT CHARACTERISTICS                                   MINIMUM         MAXIMUM                LATEST REVISION
-----------------------                                  ---------       ---------              -----------------
1.     COMPOSITION                                                                                ASTM E-260
       Percent by Liquid Volume                        Predominantly     Propane, Isobutane &
                                                       Normal Butane
       Ethane                                                            2.0 of Propane           ASTM D-2597
       Propylene                                                         1.0 of Propane           ASTM D-2163
       Butylene                                                          1.0 of Isobutane
       Pentanes & Heavier                                                2.0 of Butanes

2.     CORROSION
       Copper Strip @ 100 DEG. F                                         1-b                      ASTM D-1838
       (Invalid if additive or
       inhibitor is used.)
       Corrosion Additive or
       Inhibitor, PPM by Weight                                          1                        Applicable Industry Practices

3.     TOTAL SULFUR
        PPM by Weight in Liquid                                          150                      ASTM D-3246

4.     VOLATILE RESIDUE
        95% Evaporated, Temperature, DEG.F                               +36                      ASTM D-1837

5.     DRYNESS                                                           No Free Water            Visual

6.     CARBONYL SULFIDE
       PPM by Weight in Liquid                                           2                        Field - Length of
       (Field test invalid if                                                                     Stain Tube
       C4+ exceeds 1.0 LV%)                                                                       Lab - UOP 212 or UOP 791
                                                                                                  Lab-Gas Chromatography with
                                                                                                  Flame Photometric Detector
7.     HYDROGEN SULFIDE
       PPM by Weight in Liquid                                           1                        Field - Length of Stain Tube.
       (Lab test required if field                                                                Lab - Gas Chromatography
       test is positive.)                                                                         with Flame Photometric Detector

THE FOLLOWING TESTS ARE OPTIONAL, DEPENDING
UPON PRODUCT SOURCE:
--------------------------------------------

8.     AMMONIA (PPM BY WEIGHT IN LIQUID)
       PPM by Weight in Liquid                                           1                        Field - Length of Stain Tube
                                                                                                  Lab - UOP 430
9.     FLUORIDES (PPM BY WEIGHT IN LIQUID)
        PPM by Weight in Liquid as                                       1                        Field - Length of
        Monatomic Fluorine                                                                        Stain Tube
                                                                                                  Lab-UOP 619-83

10.    PENTANES & HEAVIER                                                No Color                 Visual using white cup
       (For C5+ > 2% LV)                                                                          method
       Perform the following Saybolt color test
       after weathering sample to 70 DEG. F if
       white cup indicates possible color.
              COLOR
             Saybolt No.                                   Plus 25                                ASTM D-156


             DISTILLATION
             End Point, DEG. F                                           375                      ASTM D-216

PRODUCT ACCOUNTING
For accounting purposes, ethane and propylene shall be considered propane, butylenes shall be considered normal butane, and pentanes and heavier shall be considered normal butane within the above listed specification limits. Any excess of these hydrocarbon components above the specification limits shall not be accounted for.

NOTE: The test method for Item 4 is not necessary if an adequate compositional analysis is available which indicates compliance with this requirement.

                         BUTANE-NATURAL GASOLINE MIXTURE
                                  SPECIFICATION


                                                                          S-105
                                                         Effective Date: 3/1/96

Product characteristics with test methods are herein specified for butane-natural gasoline mixtures received by Dynegy.


                                                                                                      TEST METHODS
PRODUCT CHARACTERISTICS                                    MINIMUM         MAXIMUM                   LATEST REVISION
-----------------------                                   ---------       ---------                 -----------------
1.   COMPOSITION                                                         Predominantly Isobutane,   ASTM E-260
         Percent by Liquid Volume                                        Normal Butane & Natural
                                                                         Gasoline (Pentanes &
                                                                         Heavier)                   GPA 2177
                                                                                                    ASTM D2597
         Propane                                                         3.0 of Isobutane
         Butylene                                                        1.0 of Isobutane

2.   CORROSION
        Copper Strip @ 100 DEG. F                                        1-b                        ASTM D-1838
        (Invalid if additive or
        inhibitor is used.)
        Corrosion Additive or                                                                       Applicable Industry
        Inhibitor, PPM by Weight                                         1                          Applicable Industry
                                                                                                    Practices
3.     TOTAL SULFUR
         PPM by Weight in Liquid                                         150                        ASTM D-3246
                                                                                                    or Gas Chromatography
                                                                                                    with Flame Photometric
                                                                                                    Detection

4.     DRYNESS                                                           No Free Water              Visual

5.     AMMONIA
         PPM by Weight in Liquid                                         1                          Field - Length of
                                                                                                    Stain Tube
                                                                                                    LaB - UOP 430
6.     HYDROGEN SULFIDE
        PPM by Weight in Liquid                                          1                          Field - Length of
        (Lab test required if field                                                                 Stain Tube
        test is positive)                                                                           Lab - Gas Chromatography
                                                                                                    with Flame Photometric
                                                                                                    Detection

7.     PENTANES & HEAVIER                                                No Color                   Visual using
       (Only if C5+ > 2 LV%)                                                                        White Cup Method
       Perform the Saybolt color test
       after weathering sample to 70 DEG. F
       if white cup test indicates possible
       color.
             COLOR
             Saybolt No.                                    Plus 25                                 ASTM D-156
             DISTILLATION
             End Point, DEG. F                                           375                        ASTM D-216

8.     FLUORIDES
         PPM by weight in liquid                                         1


PRODUCT ACCOUNTING

For accounting purposes, propane shall be considered isobutane and butylenes shall be considered normal butane within the above listed specification limits.

Any excess of these hydrocarbon components above the specification limits shall not be accounted for.

                                 ETHANE-PROPANE
                                  80-20 MIXTURE
                                  SPECIFICATION


                                                                          S-200
                                                         Effective Date: 3/1/96

Product characteristics with test methods are herein specified for ethane-propane 80-20 mixtures received by Dynegy.

                                                                                                TEST METHODS
PRODUCT CHARACTERISTICS                            MINIMUM          MAXIMUM                    LATEST REVISION
-----------------------                           ---------        ---------                  -----------------
1.   COMPOSITION                                                                              ASTM E-260
         Percent by Liquid Volume
         Methane (Percent of Ethane)                                   2.0                    GPA 2177
         Ethylene (Percent of Ethane)                                  1.0
         Methane, Ethane & Ethylene                     78.0           82.0
         Propane, Propylene & Butanes                   18.0           22.0                   ASTM D-2163
         Propylene                                                     1.0
         Butanes                                                       0.8

2.   CORROSION
         Copper Strip @ 100 DEG. F                                     1-b                    ASTM D-1838
         (Invalid if additive or
         inhibitor is used.)
         Corrosion Additive or
         Inhibitor, PPM by Weight                                      1                      Applicable Industry
                                                                                              Practices
3.   TOTAL SULFUR
         PPM by Weight in Liquid                                       120                    ASTM D-3246

4.   DRYNESS                                                           No Free Water          Visual

5.   CARBON DIOXIDE
         PPM by Weight in Liquid                                       1,000                  GPA 2177


PRODUCT ACCOUNTING

For accounting purposes, methane and ethylene shall be considered ethane, propylene and butanes shall be considered propane within the above listed specification limits.

Any excess of these hydrocarbon components above the specification limits shall not be accounted for.

                          PURITY ETHANE SPECIFICATION


                                                                          S-202
                                                         Effective Date: 3/1/96

Product characteristics with test methods are herein specified for purity ethane received by Dynegy.

                                                                                             TEST METHODS
PRODUCT CHARACTERISTICS                           MINIMUM         MAXIMUM                   LATEST REVISION
-----------------------                          ---------       ---------                 -----------------

1.   COMPOSITION                                                                             ASTM E-260
          Percent by Liquid Volume
          Methane                                                      3.0                   GPA-2177
          Ethane                                        95.0           100.0
          Ethylene                                                     1.0
          Heavier than Ethane                                          3.5                   ASTM D-2163
          Propylene                                                    1.0

2.   CORROSION
          Copper Strip @ 100 DEG. F                                    1-b                   ASTM D-1838
          (Invalid if additive or
          inhibitor is used.)
          Corrosion Additive or
          Inhibitor, PPM by Weight                                     1                     Applicable Industry
                                                                                             Practices
3.   TOTAL SULFUR
          PPM by Weight in Liquid                                      30                    ASTM D-3246

4.   DRYNESS                                                           No Free Water         Visual

5.   CARBON DIOXIDE

          PPM by Weight in Liquid                                      1,000                 GPA 2177


PRODUCT ACCOUNTING

For accounting purposes, methane and ethylene shall be considered ethane, propylene and butanes shall be considered propane within the above listed specification limits.

Any excess of these hydrocarbon components above the specification limits shall not be accounted for.

                                   PROPANE
                                SPECIFICATION

                                                                          S-300
                                                         Effective Date: 3/1/96

Product characteristics with test methods are herein specified for propane received by Dynegy. This product meets the requirement of the GPA HD-5 propane specification.

                                                                                                  TEST METHODS
 PRODUCT CHARACTERISTICS                                MINIMUM              MAXIMUM             LATEST REVISION
-------------------------                             -----------      -------------------       ---------------
1.     COMPOSITION                                                                                ASTM E-260
       Percent by Liquid Volume Ethane                                 As limited by other
                                                                       components & vapor
                                                                       pressure.
       Propane                                          90.0           100
       Propylene                                                       5.0                        ASTM D-2163
       Butanes & Heavier                                               2.5

2.     VAPOR PRESSURE
       Psig @ 100 DEG. F                                               208                        ASTM D-1267

3.     CORROSION
       Copper Strip @ 100 DEG. F                                       1-b                        ASTM D-1838
       (Invalid if additive or
       inhibitor is used.) Corrosion
       Additive or Inhibitor, PPM by Weight                            1                          Applicable Industry Practices

4.     TOTAL SULFUR
       PPM by Weight in Liquid                                         120                        ASTM D-3246

5.     HYDROGEN SULFIDE
       PPM by Weight in Liquid                                         1                          Field-Length of Stain Tube
       (Lab test required if field test is positive.)                                             Lab Chromatography with
                                                                                                  Flame Photometric Detector
6.     CARBONYL SULFIDE
       PPM by Weight in Liquid                                         2                          Field-Length of
       (Field test invalid if C(4)+ exceeds                                                       Stain Tube
       1.0 LV%) (Lab test required if                                                             Lab-UOP 212 or UOP 791
       field test is positive.)                                                                   Lab-Gas Chromatography with
                                                                                                  Flame Photometric Detector
7.     NON-VOLATILE RESIDUE
        a) Milliliters @ 100 DEG. F                                    0.05                       ASTM D-2158
        b) Oil Stain                                                   Pass

THE FOLLOWING TESTS ARE OPTIONAL, DEPENDING UPON THE PRODUCT SOURCE:

8.     DRYNESS
         Freeze Valve, Seconds                                         60 (Note 2)                ASTM D-2713

9.     VOLATILE RESIDUE
         95% Evaporated-Temperature, DEG. F                            -37                        ASTM D-1837

10.    AMMONIA
        PPM by Weight in Liquid                                        1                          Field-Length of
                                                                                                  Stain Tube
                                                                                                  Lab - UOP 430
11.    FLUORIDES
       PPM by Weight in Liquid as                                      5                          Field-Length of Stain Tube
       Monatomic Fluorine                                                                         Lab-UOP-619-83


12.    OTHER DELETERIOUS SUBSTANCES (PPM BY WEIGHT IN LIQUID)
         Includes but not limited to                                   1                          Gas chromatography with flame
         (Isoprene, Butadiene, Vinyl                                                              ionization or electron
         Chloride, glycol, amine, caustic)                                                        capture detection or other
                                                                                                  industry accepted methods

NOTES: (1) The test methods for items 2 and 7 are not necessary if a compositional analysis is available which indicates compliance with these requirements.

       (2) The addition of methanol in the distribution system should be on a spot basis and must not exceed a rate of 5 gallons per 10,000 gallons of product.

                                  NORMAL BUTANE
                                  SPECIFICATION


                                                                          S-400
                                                         Effective Date: 3/1/96

Product characteristics with test methods are herein specified for normal butane received by Dynegy.

                                                                                                  TEST METHODS
 PRODUCT CHARACTERISTICS                                MINIMUM              MAXIMUM             LATEST REVISION
-------------------------                             -----------      -------------------       ---------------
1.       COMPOSITION                                                                              ASTM E-260
           Percent by Liquid Volume

           Isobutane and Lighter                                       5.0                        ASTM D-2163
           Butylene (Percent of N.Butane)                              1.0
           N. Butane & Butylene                         95.0           100                        GPA 2165
           Pentanes & Heavier                                          2.0

2.       VAPOR PRESSURE
           Psig @ 100 DEG. F                                           50                         ASTM D-1267

3.       CORROSION
           Copper Strip @100 DEG. F                                    1-b                        ASTM D-1838
           (Invalid if additive
           or inhibitor is used.)
           Corrosion Additive or
           Inhibitor, PPM by Weight                                    1                          Applicable Industry
                                                                                                  Practices
4.       TOTAL SULFUR
           PPM by Weight in Liquid                                     140                        ASTM D-3246

5.       VOLATILE RESIDUE
           95% Evaporated-Temperature, DEG. F                          +36                        ASTM D-1837

6.       DRYNESS                                                       No Free Water              Visual

NOTE: The test methods for Items 2 and 5 are not necessary if a compositional analysis indicates compliance with these requirements.

                                    ISOBUTANE
                                  SPECIFICATION

                                                                          S-401
                                                         Effective Date: 3/1/96

Product characteristics with test methods are herein specified for isobutane received by Dynegy.

                                                                                                  TEST METHODS
 PRODUCT CHARACTERISTICS                                MINIMUM              MAXIMUM             LATEST REVISION
-------------------------                             -----------      -------------------       ---------------
1.       COMPOSITION                                                                              ASTM E-260
           Percent by Liquid Volume
           Propane, Propylene and Lighter                              3.0                        ASTM D-2163
           Isobutane                                    96.0           100
           Butylene, Normal Butane
            & Heavier                                                  4.0

2.       VAPOR PRESSURE
           Psig @ 100 DEG. F                                           62                         ASTM D-1267

3.       CORROSION
           Copper Strip @ 100 DEG. F                                   1-b                        ASTM D-1838
           (Invalid if additive or
           inhibitor is used.)
           Corrosion Additive or
           Inhibitor, PPM by Weight                                    1                          Applicable Industry
                                                                                                  Practices
4.       TOTAL SULFUR
           PPM by Weight in Liquid                                     140                        ASTM D-3246

5.       VOLATILE RESIDUE
           95% Evaporated-Temperature DEG. F                           +16                        ASTM D-1837

6.       DRYNESS                                                        No Free Water              Visual

NOTE: The test methods for Items 2 and 5 are not necessary if an adequate compositional analysis is available which indicates compliance with these requirements.

                                MIXED BUTANES
                                SPECIFICATION

                                                                          S-402
                                                         Effective Date: 3/1/96

Product characteristics with test methods are herein specified for commercial butane received by Dynegy.

                                                                                                  TEST METHODS
 PRODUCT CHARACTERISTICS                                MINIMUM              MAXIMUM             LATEST REVISION
-------------------------                             -----------      -------------------       ---------------
1.      COMPOSITION                                                    Predominately Isobutane    ASTM E-260
          Percent by Liquid Volume                                     & Normal Butane

          Propane                                                      3.0 of Isobutane           ASTM D-2163
          Butylene                                                     1.0 of Isobutane
          Pentanes & Heavier                                           2.0 of Butanes

2.      VAPOR PRESSURE
          Psig @ 100 DEG. F                                            70                         ASTM D-1267

3.      CORROSION
          Copper Strip @ 100 DEG. F                                    1-b                        ASTM D-1838
          (Invalid if additive or
          inhibitor is used.)
          Corrosion Additive or
          Inhibitor, PPM                                               1                          Applicable Industry
                                                                                                  Practices
4.      TOTAL SULFUR
          PPM by Weight in Liquid                                      140                        ASTM D-3246

3.      VOLATILE RESIDUE
          95% Evaporated, Temperature, DEG. F                          +36                        ASTM D-1837

6.      DRYNESS                                                        No Free Water              Visual

7.      BUTADIENE
          Percent by Liquid Volume                                     0.5                        Gas Chromatography

PRODUCT ACCOUNTING

For Accounting purposes, propane shall be considered isobutane, butylenes shall be considered normal butane, and pentanes and heavier shall be considered normal butane within the above listed specification limits.

Any excess of these hydrocarbon components above the specification limits shall not be accounted for.

NOTE: The test methods for Items 2 and 5 are not necessary if an adequate compositional analysis is available which indicates compliance with these requirements.

                                 NORMAL PENTANE
                                 SPECIFICATION

                                                                          S-500
                                                         Effective Date: 3/1/96

Product characteristics with test methods are herein specified for normal pentane received by Dynegy.

                                                                                                  TEST METHODS
 PRODUCT CHARACTERISTICS                                MINIMUM              MAXIMUM             LATEST REVISION
-------------------------                             -----------      -------------------       ---------------
1.      COMPOSITION                                                                               ASTM E-260
          Percent by Liquid Volume
          Isopentane & Lighter                                         5.0                        GPA 2165
          Normal Pentane                                90             100                        ASTM D-2597
          Heavier than Normal Pentane                                  7.0

2.      VAPOR PRESSURE
          Psi @ 100 DEG. F, Reid                                       17                         ASTM D-323

3.      CORROSION
          Copper Strip @ 100 DEG. F                                    1-b                        ASTM D-1838
          (Invalid if additive or
          inhibitor is used.)
          Corrosion Additive or
          Inhibitor, PPM by Weight                                     1                          Applicable Industry
                                                                                                  Practices

4.      DRYNESS                                                        No Free Water              Visual

5.      TOTAL SULFUR
          PPM by Weight in Liquid                                      150                        ASTM D-3246
                                                                                                  or Gas Chromatography
                                                                                                  with Flame Photometric
                                                                                                  Detection

                                   ISOPENTANE
                                  SPECIFICATION


                                                                          S-501
                                                         Effective Date: 3/1/96

Product characteristics with test methods are herein specified for isopentane received by Dynegy.

                                                                                                   TEST METHODS
   PRODUCT CHARACTERISTICS                             MINIMUM        MAXIMUM                     LATEST REVISION
-----------------------------                         ---------      ---------                    ---------------
1.    COMPOSITION
        Percent by Liquid Volume                                                                  ASTM E-260
        Normal Butane & Lighter                                        5.5                        ASTM D-2597
        Isopentane                                      94.0           100                        GPA 2165
        Neopentane                                                     2.0
        Normal Pentane & Heavier                                       4.0

2.    VAPOR PRESSURE
        Psi @ 100 DEG. F, Reid                                         22                         ASTM D-323

3.    CORROSION
        Copper Strip @ 100 DEG. F                                      1-b                        ASTM D-1838
        (Invalid if additive or
        inhibitor is used.)
        Corrosion Additive or
        Inhibitor, PPM by Weight                                       1                          Applicable Industry
                                                                                                  Practices

4.    DRYNESS                                                          No Free Water              VISUAL

5.    TOTAL SULFUR
        PPM by Weight in Liquid                                        150                        ASTM D-3246
                                                                                                  or Gas Chromatography
                                                                                                  with Flame Photometric
                                                                                                  Detection

                                NATURAL GASOLINE
                                  SPECIFICATION

                                                                          S-600
                                                         Effective Date: 3/1/96

Product characteristics with test methods are herein specified for natural gasoline received by Dynegy.

                                                                                                  TEST METHODS
     PRODUCT CHARACTERISTICS                         MINIMUM           MAXIMUM                   LATEST REVISION
----------------------------------                  ---------         ---------                  ---------------
1.    COMPOSITION                                                                                  ASTM E-260
        Percent by Liquid Volume
        Butanes & Lighter                                               3.0                        GPA 2165
        Pentanes & Heavier                              97              100

2.    VAPOR PRESSURE
        Psi @ 100 DEG. F, Reid                                          16                         ASTM D-323

3.    CORROSION
        Copper Strip @ 104 DEG. F                                       1-b                        ASTM D-130
        (Invalid if additive or
        inhibitor is used.)
        Corrosion Additive or
        Inhibitor, PPM by Weight                                        1                          Applicable Industry
                                                                                                   Practices

4.    DOCTOR TEST                                                       Negative                   GPA 1138

5.    DRYNESS                                                           No Free Water              Visual

6.    COLOR                                             plus 25         No Color                   Field White Cup Method
                                                                                                   Lab-ASTM D-156

7.    DISTILLATION
        End Point, DEG. F                                               375                        ASTM D-216

NOTE: The test methods for Items 2 and 7 are not necessary if an adequate compositional analysis is available which indicates compliance with these requirements.

     An RVP of 16 Psi as set forth in Item 2 will be acceptable as long as the state and federal laws, rules and regulations allow for same. If the allowed RVP changes, these specifications shall change accordingly.

                                  HEXANES PLUS
                                 SPECIFICATION


                                                                          S-601
                                                         Effective Date: 3/1/96

Product characteristics with test methods are herein specified for hexanes plus received by Dynegy.

                                                                                                  TEST METHODS
     PRODUCT CHARACTERISTICS                          MINIMUM         MAXIMUM                    LATEST REVISION
----------------------------------                   ---------       ---------                   ---------------
1.    COMPOSITION                                                                                 ASTM E-260
        Percent by Liquid Volume
        Normal Pentane and Lighter                                     5.0
        Heavier than Normal Pentane                     95.0           100                        GPA 2165

2.    VAPOR PRESSURE
        Psi @ 100 DEG. F, Reid                                         8                          ASTM D-323

3.    CORROSION
        Copper Strip @ 100^ DEG. F                                     1-b                        ASTM D-130
        (Invalid if additive or
        inhibitor is used.)
        Corrosion Additive or
        Inhibitor, PPM by Weight                                       1                          Applicable Industry
                                                                                                  Practices

4.    DRYNESS                                                          No Free Water              VISUAL

5.    DISTILLATION ENDPOINT                                            375 DEG. F                 ASTM D-216

                                   EXHIBIT "B"

ATTACHED TO AND MADE A PART OF THAT CERTAIN NATURAL GAS LIQUIDS PURCHASE AGREEMENT BETWEEN TEXACO EXPLORATION AND PRODUCTION, INC., TEXACO NATURAL GAS INC., AND DYNEGY LIQUIDS MARKETING AND TRADE

           TEPI NGL SALES TO DYNEGY
             (Mont Belvieu Option)

PLANT/SOURCE      STATE    PRICING LOCATION *1
----------------  ------   -------------------
Rangely Weber     CO       Mont Belvieu
Buckeye C0(2)     NM       Mont Belvieu
Eunice            NM       Mont Belvieu
Eunice-Monument   NM       Mont Belvieu
Baker *2          OK       Mont Belvieu
Maysville *2, *3  OK       Mont Belvieu or local sales
Bradford Ranch    TX       Mont Belvieu
Garden City       TX       Mont Belvieu
Goldsmith         TX       Mont Belvieu
Headlee           TX       Mont Belvieu
Ozona             TX       Mont Belvieu
Seminole Hess     TX       Mont Belvieu
Wasson - Denver   TX       Mont Belvieu
Wasson - ODC      TX       Mont Belvieu
OPAL              WY       Mont Belvieu
Patrick Draw *3   WY       Mont Belvieu or local sales

*1 If for any reason outside of Dynegy's control, Raw NGL Mix is not capable of being fractionated at Mont Belvieu, the price for such Raw NGL Mix as set forth in this agreement shall not apply. In such event, the appropriate index and/or basis differential for such Raw NGL Mix will be mutually agreed to by the parties.

*2 As to these facilities, Dynegy shall have the right to cause the Raw NGL Mix to fractionated either at Conway or at Mont Belvieu. The price for the Raw NGL Mix produced at these facilities shall be the Mont Belvieu based price irrespective of whether the Raw NGL Mix is actually fractionated at Mont Belvieu or Conway.

*3  Dynegy may make local sales of NGLs from these facilities as provided for in
    Section 5.1(b) of the Natural Gas Liquids Purchase Agreement.

*4 With the exception of the Plants addressed in Notes 2 and 3 above, Dynegy shall not cause Raw NGL Mix produced from the Plants listed on this Exhibit and purchased by Dynegy hereunder to be fractionated at any location other than the EPO Fractionator without first obtaining Texaco's prior written consent.

                                   EXHIBIT "C"

ATTACHED TO AND MADE A PART OF THAT CERTAIN NATURAL GAS LIQUIDS PURCHASE AGREEMENT BETWEEN TEXACO EXPLORATION AND PRODUCTION, INC., TEXACO NATURAL GAS INC., AND DYNEGY LIQUIDS MARKETING AND TRADE

                            TEPI NGL SALES TO DYNEGY
                               (Local Sales Only)

 PLANT/SOURCE     STATE       MARKET         PRODUCTS
--------------    -----       ------         --------
ANETH*            UT       Sale at Tailgate  Y-grade
OLD OCEAN         TX       Sale at Tailgate  Purity
PEGASUS           TX       Sale at Tailgate  Y-grade
PEGASUS           TX       Sale at Tailgate  Ethane
PEGASUS           TX       Sale at Tailgate  Propane
WILSON CREEK      CO       Sale at Tailgate  Y-grade

*Production from Aneth Plant is to be sold under this Agreement only until alternate arrangements are made by TEPI (expected to occur approximately June 1, 2002).

                       'Confidential Treatment Requested'

                                   EXHIBIT "D"

                   Attached to and made a part of that certain
                 Natural Gas Liquids Purchase Agreement between
        Texaco Exploration and Production, Inc., Texaco Natural Gas Inc.,
                     and Dynegy Liquids Marketing and Trade

                  TNGI NGL SALES TO DYNEGY (FOUR STAR VOLUMES)

For NGLs produced by Four Star and delivered by TNGI to Dynegy under this Agreement, the pricing shall be as follows:

     (a) For the volumes of NGLs produced at the BAKER NORTH AND SAN JUAN PLANTS, and delivered to Dynegy at the applicable Delivery Point at (i) the tailgate of such Plants for subsequent transportation by pipeline or for exchange to Mont Belvieu, Texas, or (ii) at the EPO Delivery Points, a
* price equal to [REDACTED] as quoted by the Oil Price Information Service ("OPIS") for Mont Belvieu, Texas (Non-TET) for the first Business Day of the month in which NGLs are delivered to Dynegy, less (1) applicable T&F Costs and distribution fees charged by the fractionator and/or storage operator ("Distribution Fees"), unless Fractionated NGLs are delivered to Dynegy at the EPO Delivery Points, in which case the T&F Costs and Distribution Fees will be paid directly by Texaco, and (2) an
*    administration fee of [REDACTED] per gallon. Notwithstanding the
* foregoing, (y) Ethane shall be priced based on [REDACTED] as quoted by OPIS (Non-TET) at Mont Belvieu, Texas, for the first Business Day of the month in which Raw NGL Mix produced at the Plants is fractionated at the EPO Fractionator and such Ethane is delivered to Dynegy, but otherwise
* shall be priced based on [REDACTED] as quoted by OPIS (Non-TET) at Mont Belvieu for the first Business Day of the month in which such Raw NGL Mix produced at the Plants is fractionated, if, for any reason, the Raw NGL
     Mix is fractionated at Cedar Bayou Fractionators in Mont Belvieu, Texas,
* and (z) Propane shall be priced based on [REDACTED] as quoted by OPIS at Mont Belvieu (TET) for the first Business Day of the month in which such Propane is delivered to Dynegy, unless such Propane can not be delivered into TET for any reason outside of Dynegy's control, in which event, such
* Propane shall be priced based on [REDACTED] as quoted by OPIS at Mont Belvieu, Texas (Non-TET) for the first Business Day of the month such Propane is delivered to Dynegy. Dynegy agrees to notify Texaco as soon as reasonably possible whenever Propane can not be delivered into TET for any reason outside of Dynegy's control.

     (b) For the volumes of NGLs produced at the Headlee Plant, and delivered to Dynegy at the applicable Delivery Point at (i) the tailgate of such Plant for subsequent transportation by pipeline or for exchange to Mont Belvieu,
* Texas, or (ii) at the EPO Delivery Points, a price equal to [REDACTED] as quoted by the Oil Price Information Service ("OPIS") for Mont Belvieu, Texas (Non-TET) on the first Business Day of the month in which NGLs are delivered to Dynegy, less (1) applicable T&F Costs and distribution fees charged by the fractionator and/or

                      'Confidential Treatment Requested'

     storage operator ("Distribution Fees"), unless Fractionated NGLs are delivered to Dynegy at the EPO Delivery Points, in which case the T&F Costs and Distribution Fees will be paid directly by Texaco, and (2) an
*    administration fee of [REDACTED] per gallon. Notwithstanding the
* foregoing, (y) Ethane shall be priced based on [REDACTED] as quoted by OPIS (Non-TET) at Mont Belvieu, Texas, for the first Business Day of the month in which Raw NGL Mix produced at the Plant is fractionated at the EPO
* Fractionator, but otherwise shall be priced based on [REDACTED] as quoted by OPIS (Non-TET) at Mont Belvieu for the first Business Day of the month in which such Raw NGL Mix produced at the Plant if fractionated, if, for any reason, the Raw NGL Mix is fractionated at Cedar Bayou Fractionators in
* Mont Belvieu, Texas, and (z) Propane shall be priced based on [REDACTED] as quoted by OPIS at Mont Belvieu (TET) for the first Business Day of the month such Propane is delivered to Dynegy, unless such Propane can not be delivered into TET for any reason outside of Dynegy's control, in which
* event, such Propane shall be priced based on [REDACTED] as quoted by OPIS at Mont Belvieu, Texas (Non-TET) for the first Business Day of the month such Propane is delivered to Dynegy. Dynegy agrees to notify Texaco as soon as reasonably possible whenever Propane can not be delivered into TET for any reason outside of Dynegy's control.

     (c) For any volumes of NGLs delivered to Dynegy at the applicable Delivery
*    Point at the tailgate of the Hatters Pond Plant, [REDACTED] of the
* Netback Price, less an administration fee of [REDACTED] per gallon. It is understood and agreed that TNGI shall not be obligated to sell Natural Gasoline to Dynegy and Dynegy shall not be obligated to purchase Natural Gasoline from TNGI for as long as such Natural Gasoline is sold by TNGI to either Equiva or any of TNGI's affiliates. Notwithstanding the foregoing, with respect to Propane, for as long as the Exchange Agreement between TNGI and Enterprise Products Operating Company (which will be assigned to Dynegy) remains in force and effect, the price payable by Dynegy to TNGI
*    shall be equal to [REDACTED] as quoted by the Oil Price Information
     Service ("OPIS") for Hattiesburg, Mississippi, for the first Business Day of the month in which Propane is delivered to Dynegy, less (1) the
* exchange differential payable to Enterprise, (2) [REDACTED] per gallon for storage considerations and inconsistencies in product movements and
*    (3) an administration fee of [REDACTED] per gallon.

Note: It is understood and agreed that TNGI currently has the right to market NGLs produced by Four Star Oil and Gas Company under a separate marketing agreement between TNGI and Four Star. In the event that such agreement is terminated prior to termination of this Agreement, TNGI shall have no further obligations to deliver Four Star NGLs to Dynegy hereunder. TNGI shall notify Dynegy as soon as possible of any such termination of its Four Star marketing agreement.


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